Notice of 2024 Annual Meeting of Stockholders

To our Stockholders:

The 2024 Annual Meeting of Stockholders (the "Annual Meeting") of TETRA Technologies, Inc. (“TETRA” or the “Company”) will be held as follows:

When: Tuesday, May 21, 2024, at 11:00 a.m. local time	Where: TETRA Technologies, Inc. Corporate Headquarters 24955 Interstate 45 North The Woodlands, Texas 77380

At the Annual Meeting, you will be asked to consider and take action on the following:
1.Election of eight directors to serve on TETRA's Board of Directors (the "Board of Directors" or the “Board”) for one-year terms ending at the 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting"), or until their respective successors have been duly elected or appointed;
2.Advisory vote to approve executive compensation;
3.Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.Vote on a stockholder proposal entitled, “Proposal 4 – Shareholder Right to Act by Written Consent,” if properly presented at the Annual Meeting.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the Annual Meeting or any adjournments.

Only stockholders of record at the close of business on March 25, 2024 will be entitled to notice of and to vote at the Annual Meeting. The proxy statement, form of proxy, and voting instructions are first being made available to stockholders on or about April 8, 2024 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com for beneficial holders.

Your vote is important!
Please promptly vote your shares by telephone, the internet, or, if the proxy statement was mailed to you, by marking, signing, dating, and returning the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board Of Directors

Kimberly M. O'Brien
Corporate Secretary

April 8, 2024
The Woodlands, Texas

PROXY STATEMENT
Table of Contents

PROXY STATEMENT SUMMARY	4		Board and Committee Self-Evaluation Process	34
			Executive Sessions of the Board of Directors	35
Proposal No. 1: Election of Directors	9		Communications with Directors	35
Board Recommendation	9		Executive Succession Planning	35
Vote Required	9		Insider Trading Policy (Including Hedging)	36
Nominees for Director	10		Certain Transactions	36

Proposal No. 2: Advisory Vote to Approve Executive		AUDIT COMMITTEE REPORT		37
Compensation	16		Fees Paid to Principal Accounting Firm	39
Board Recommendation	17		Audit Committee Preapproval Policies
Vote Required	17		and Procedures	39

Proposal No. 3: Ratification of Selection of		EXECUTIVE OFFICERS		40
Independent Registered Public Accounting Firm	18
Independence of our Independent Auditor	18	COMPENSATION DISCUSSION & ANALYSIS		43
Audit Partner Rotation	18	I.	Executive Summary	43
Considerations Regarding Appointment	18		Company Operations and Performance	43
Board Recommendation	18		Positive 2023 Say-on-Pay Vote Outcome and
Vote Required	19		Stockholder Engagement	44
			Overall Compensation Structure	44
Proposal No. 4: Stockholder Proposal	20		Key Compensation Practices and Policies	44
Background of the Proposal	20	II.	Compensation Philosophy	45
Statement of the Board of Directors	20		Overview of Compensation Philosophy	45
Board Recommendation	21	III.	Roles and Processes	46
Vote Required	21	IV.	Compensation Elements	49
			Base Salary	50
CORPORATE GOVERNANCE	22		Annual Cash Incentives	50
Corporate Governance Guidelines	22		Long-Term Incentives	53
Plurality Plus Vote Policy	22		Retirement, Health, and Welfare Benefits	56
Corporate Governance Documents	22		Perquisites	57
Director Independence and Transactions	23		Clawback Policy	57
Board Leadership Structure; Separation of			Severance Plan and Termination Payments	57
Positions of Chairman and Chief Executive Officer	24		Employment Agreements	57
Board Oversight of TETRA	24		Double Trigger Change of Control Agreements	58
Stockholder Engagement	28		Indemnification Agreements	58
Sustainability	28		Stock Ownership Guidelines	58
Stock Ownership Guidelines	28		Tax and Accounting Implications of Executive
Board Committees and Meetings	29		Compensation	58
Board and Committee Succession Planning	31
Director Nominations by the Nominating,		COMPENSATION COMMITTEE REPORT		59
Governance, and Sustainability Committee	32
Minimum Qualities and Skills	33	COMPENSATION OF EXECUTIVE OFFICERS		60
Director Nominations Submitted by Stockholders	33		Summary Compensation	60
Director Tenure	34		Grants of Plan Based Awards	61
Director Orientation and Continuing Education	34		Outstanding Equity Awards at Fiscal Year End	62

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary provides an overview of selected information contained elsewhere in the Proxy Statement and does not contain all the information you should consider. You should refer to the remainder of the Proxy Statement for more information about us and the proposals you are being asked to consider.

Annual Meeting of Stockholders

Date & Time Tuesday, May 21, 2024 11:00 a.m. local time	Location 24955 Interstate 45 North The Woodlands, TX 77380	Record Date Monday, March 25, 2024

Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting:

		Board Recommendation	Page Reference
Management Proposals
1 -	Election of Directors	Vote FOR each director nominee	9
2 -	Advisory vote to approve executive compensation	Vote FOR	16
3 -	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm	Vote FOR	18
Stockholder Proposal
4 -	Vote on a stockholder proposal adopting a shareholder right to act by written consent, if properly presented	Vote AGAINST	20

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PROXY STATEMENT SUMMARY
Snapshot of 2024 Director Nominees
Our director nominees exhibit an effective mix of diversity, experience and perspective. The following chart summarizes the independence, tenure, age and diversity of our director nominees.

Independence	Tenure

Age	Diversity
(1) Christian Garcia and Shawn Williams (2) Sharon McGee and Angela John

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PROXY STATEMENT SUMMARY

Mark. E. Baldwin	Thomas R. Bates, Jr.	Christian A. Garcia	John F. Glick Chairman of the Board

Angela D. John	Brady M. Murphy Chief Executive Officer	Sharon B. McGee	Shawn D. Williams

2024 Nominees	Tenure	Independent	Committee Memberships			Public
	(years)		Audit	HCMCC	NGSC	Directorships
Mark E. Baldwin *	10	✓	C			3
Thomas R. Bates, Jr.	12	✓		C		3
Christian A. Garcia *	<1	✓				1
John F. Glick	10	✓	Ex-Officio Member of all committees			2
Angela D. John	<1	✓				2
Brady M. Murphy	5	CEO				1
Sharon B. McGee (1)	2	✓				1
Shawn D. Williams	3	✓				3

HCMCC = Human Capital Management & Compensation Committee	C = Chair
NGSC = Nominating, Governance, and Sustainability Committee	= Member
*= Audit Committee Financial Expert
(1) Chair of the NGSC following the Annual Meeting

Corporate Governance Highlights
We continuously monitor developments and best practices in corporate governance and enhance our practices as warranted and based on stockholder feedback. Our practices include policies and structures that we believe are sound and effective corporate governance practices, including:

●	Plurality voting standard with a director resignation policy ("plurality plus") in the election of directors
●	Annual election of all directors
●	Separation of Chairman of the Board and Chief Executive Officer positions
●	Regular meetings of our non-employee independent directors
●	Thoughtful board evaluation process
●	Director and executive succession planning
●	Formal onboarding program for new directors
●	Rigorous stock ownership guidelines applicable to directors and executive officers
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PROXY STATEMENT SUMMARY

●	A prohibition against directors, executive officers and employees holding our securities in margin accounts or pledging our securities, absent company approval
●	A prohibition against directors, executive officers and employees engaging in certain hedging transactions with respect to our securities
●	Executive Officer change in control benefits that are subject to “double trigger”
●	An independent compensation consultant hired by and reporting to the Human Capital Management and Compensation Committee
●	Compensation clawback policy that provides us with a mechanism to recover incentive compensation paid to our executive officers in certain circumstances
●	Written Human Rights Standards
●	No supermajority voting provisions in either our Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time, our “Certificate of Incorporation”) or our Second Amended and Restated Bylaws (as may be amended from time to time, our “Bylaws”)
●	Stockholders have the right to request a special meeting

Executive Compensation Highlights
Below is a list of our 2023 Named Executive Officers, or “NEOs,” and select 2023 compensation highlights. Our executive compensation program reflects a fundamental belief that compensation should be competitive with the broad market in which we compete for executive talent, and commensurate with the performance of the individual executives and the Company. For additional information on the 2023 compensation of our NEOs, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.
2022 NEOs

Brady M. Murphy President & Chief Executive Officer	Elijio V. Serrano Sr. Vice President & Chief Financial Officer	Matthew J. Sanderson Exec. Vice President & Chief Commercial Officer	Timothy C. Moeller Sr. Vice President	Roy E. McNiven Sr. Vice President

2023 NEOs	Change in Annual Base Salary (2022 to 2023)	Change in Target Annual Bonus (2022 to 2023)	Percentage of 2023 Total Target Direct Compensation that is Variable or Performance-Based
Brady M. Murphy	6.1%	no change	83.6%
Elijio V. Serrano	3.6%	no change	76.7%
Matthew J. Sanderson	2.3%	no change	71.2%
Timothy C. Moeller	3.6%	no change	67.7%
Roy E. McNiven	5.0%	no change	68.6%

Business Highlights

●	Strong financial and operational performance in 2023 with improved earnings, cash flow, liquidity, and leverage metrics
●	Industrial calcium chloride business performed at record levels
●	Well-timed investments to expand our offshore capacity to meet the growing deepwater market demand
●	Water and Flowback Services expanded the production side of the onshore business while introducing automation and new technologies
●	Completed the engineering design for our first commercial produced water beneficial reuse project with a large oil & gas producer with a planned deployment later in 2024
●	Achieved several key milestones necessary to develop our brine leases in Arkansas for future lithium and bromine production
●	Expanded into the stationary energy storage markets with our high purity zinc bromide solution
●	Strong culture of QHS&E drives product and service delivery

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PROXY STATEMENT SUMMARY
Financial Results – Delivering on our Commitments to Stockholders
In 2023, TETRA drove improvements in key financial metrics by:

●	Increasing GAAP net income to $25.8 million, a 229% increase over 2022
●	Increasing revenue to $626 million, a 13% increase over 2022 and a 61% increase over 2021
●	Improving adjusted EBITDA* to $106.8 million, a 37% increase over 2022 and a 113% increase over 2021
●	Improving our Return on Net Capital Employed (RONCE)* to 20.5%, a 52% increase over 2022 and a 364% increase over 2021
●	Over the 3-year period of 2021 through 2023, increasing our total stockholder return ("TSR") by 64%
* adjusted EBITDA and RONCE are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Appendix A – Information Regarding Non-GAAP Financial Measures - for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures

Three Year Performance Highlights

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

PROPOSALS
Proposal No. 1 — Election of Directors

The Board recommends a vote FOR the election of each nominee

Departure of Current Board Member
Gina A. Luna, a current member of our Board of Directors, will let her current term expire to enable her to focus on her other commitments. She will remain on the board until the end of her term at the Annual Meeting and, as such, Ms. Luna is not standing for election at the Annual Meeting.

Our Board of Directors determined that Sharon B. McGee would succeed Ms. Luna as Chairman of the Nominating, Governance and Sustainability Committee (“NGSC”) immediately following the Annual Meeting. Also immediately following the Annual Meeting, the Board of Directors expects to set the size of the Board at eight directors. Proxies solicited hereby cannot be voted for a greater number of persons than the nominees for director set forth below.

Board Recommendation
Our Board of Directors believes that each director nominee for election at the Annual Meeting is highly qualified. The director nominees’ biographies (below) describe the specific experience, qualifications, attributes, and skills that have been considered by the Nominating, Governance and Sustainability Committee and contributed to such individuals’ being nominated for our Board of Directors. As their biographies indicate, all the director nominees possess significant leadership and professional experience, knowledge, including energy and specialty chemicals industry knowledge, and skills that qualify them for service on our Board of Directors. Each nominee, other than Mr. Murphy, our President and Chief Executive Officer, satisfies the independence requirements under the listing standards of the New York Stock Exchange (“NYSE”). All nominees satisfy the criteria stated in our Corporate Governance Guidelines and possess the personal characteristics essential for the proper and effective functioning of our Board of Directors.

The terms of office of each of the nine current directors will expire at the time of the Annual Meeting. The Nominating, Governance and Sustainability Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR”, the election of the eight persons listed below who have been nominated to serve one-year terms as directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

Vote Required
A plurality vote is required for the election of directors in Proposal No. 1. This means that, if a quorum is present at the Annual Meeting, the eight nominees receiving the greatest numbers of “FOR” votes will be elected to serve as directors. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless the authority to do so has been withheld by you. A ballot for a nominee that is marked "WITHHOLD" will not be counted as a vote cast. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

Plurality Plus Voting Policy: Our Corporate Governance Guidelines provide that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election shall, following certification of the stockholder vote, unless such nominee has previously submitted an irrevocable resignation in accordance with the director resignation policy, promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating, Governance and Sustainability Committee is required to recommend to the Board of Directors whether such tendered resignation should be accepted or rejected. The Board of Directors will then determine whether to accept or reject the tendered resignation. Following the Board of Director’s decision on the Nominating, Governance and
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PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Sustainability Committee’s recommendation, we will promptly disclose the Board of Director’s decision and decision-making process regarding a tendered resignation in a document filed with the Securities and Exchange Commission (the “SEC”). Each of the director nominees has previously submitted an irrevocable resignation letter in accordance with the director resignation policy. Please read our Corporate Governance Guidelines posted in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com for more information regarding our plurality plus vote policy.

Nominees for Director
The nominees for election as directors are as follows:

Name	Age	Position with Us	Tenure (years)	Public Directorships
Mark E. Baldwin	70	Independent Director	10	3
Thomas R. Bates, Jr.	74	Independent Director	12	3
Christian A. Garcia	60	Independent Director	<1	1
John F. Glick	71	Independent Director	10	2
Angela D. John	53	Independent Director	<1	2
Sharon B. McGee	59	Independent Director	2	1
Brady M. Murphy	64	Director, President and CEO	5	1
Shawn D. Williams	61	Independent Director	3	3

See “Beneficial Stock Ownership of Certain Stockholders and Management” on page 104 for information regarding the number of shares of the Company's common stock, par value $0.01 per share (the "common stock") owned by each nominee.

Mark E. Baldwin
•Independent Director since 2014
Board Committees
•Audit Committee (Chairman)
	Skills and Experience •Executive Leadership •Governance/Risk Management •Operations Management •Industry Experience	•Finance/Accounting/Capital Markets •Strategic Planning and Management •Public Company Experience

Mr. Baldwin was selected to serve as a director due to his extensive knowledge of the energy industry and his financial management and operations experience which provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Baldwin has served as a member of our Board of Directors since January 2014 and as Chairman of our Audit Committee since May 2014. Mr. Baldwin served as the executive vice president and chief financial officer of Dresser-Rand Group, Inc., a public company subject to the reporting requirements of the Securities Exchange Act of 1934, from August 2007 until his retirement in May 2013. Prior to joining Dresser-Rand, he served as the executive vice president, chief financial officer, and treasurer of Veritas DGC Inc., a public company, from August 2004 through February 2007, and operating partner at First Reserve Corporation from April 2003 through July 2004. Mr. Baldwin served as executive vice president and chief financial officer for NextiraOne from October 2001 through August 2002, and as chairman of the board and chief executive officer for Pentacon Inc. from 1997 through 2001. From 1980 through 1997, Mr. Baldwin served in a variety of finance and operations positions with Keystone International Inc., including treasurer, chief financial officer, and president of the Industrial Valves and Controls Group. Mr. Baldwin currently serves as a director and as a member of the audit committee of KBR, Inc. (NYSE: KBR) and as a director and as a member of the audit committee of Nine Energy Service, Inc. (NYSE: NINE). He previously served as a director of Seahawk Drilling Inc. from August 2009 until February 2011. Mr. Baldwin has a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.
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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Thomas R. Bates, Jr., Ph.D.
•Independent Director since 2014
Board Committees
•Human Capital Management and Compensation Committee (Chairman)
Skills and Experience •Executive Leadership •Human Capital Management/DEI •Governance/Risk Management •Operations Management •Cybersecurity Oversight	•Strategic Planning and Management •Public Company Experience •International/Industry Experience •Private Equity

Dr. Bates was selected to serve as a director due to his extensive international oil and gas services industry experience, human capital management experience, his past management of a private equity firm, which provides valuable entrepreneurial and capital markets insight, and his experience serving as a director of other public companies, which provides cross-board experience and perspective.

Dr. Bates served as a member of our Board of Directors since November 2011, as Chairman of our Human Capital Management and Compensation Committee since May 2014, and as a member of that committee since May 2012. Dr. Bates is a private investor and currently an adjunct professor in the Finance Department at Texas Christian University where he teaches in the MBA program at the Neeley School of Business and serves on the board of the Ralph Lowe Energy Institute. Dr. Bates joined Lime Rock Management LP, an energy-focused private equity firm, as a managing director in 2001 and became a senior advisor of the firm in 2010 before retiring in 2013. Dr. Bates had 25 years of experience in oil service management and operations before joining Lime Rock. He served from 1998 through 2000 as president of the Discovery Group of Baker Hughes and was responsible for the integration of Western Atlas into Baker Hughes. Earlier, he served as president and chief executive officer of Weatherford Enterra. Previously, Dr. Bates spent 15 years with Schlumberger in both domestic and international locations and was responsible for the Anadrill business unit when early MWD and LWD tools were commercialized. Dr. Bates began his career with Shell Oil Company, where he conducted drilling research. Dr. Bates has been a personal investor and/or a corporate investor in more than a dozen oil service technology startups. Dr. Bates also serves on the board of directors and as chairman of the compensation and leadership development committee and member of the audit committee of SSR Mining, Inc. (NASDAQ/TSX: SSRM), a Canadian company, and as chairman of the board of directors and a member of the audit committee of Vantage Drilling International (OTC: VTDRF). Dr. Bates previously served on the boards of Independence Contract Drilling, Inc. from August, 2014 through June, 2020, Weatherford International, plc from December 2019 until June 2020, and Tidewater Inc. from July 2017 to October 2019. Dr. Bates is a graduate of the University of Michigan with a Ph.D. in Mechanical Engineering.

Christian A. Garcia
•Independent Director since 2023
Board Committees
•Audit Committee
•Nominating, Governance and Sustainability Committee
Skills and Experience •Executive Leadership •Governance/Risk Management •Information Technology •Investor Relations	•International/Industry Experience •Public Company Experience •Strategic Planning and Management •Finance/Accounting/Capital Markets

Mr. Garcia was selected to serve as a director due to his broad experience in financial management, information technology, and global business processes for a number of energy-related companies which provides valuable insight to our Board of Directors from a financial, operational and strategic planning perspective.

Mr. Garcia has served as a member of our Board of Directors and as a member of the Audit Committee and the Nominating, Governance and Sustainability Committee since May 2023. Mr. Garcia served as executive vice president and chief financial officer at BrandSafway, a provider of industrial services solutions to commercial, industrial, and infrastructure markets from October 2020 to May 2023. Prior to joining BrandSafway, from January 2020 to August 2020, Mr. Garcia served as the executive vice president and chief financial officer of Weatherford International (NASDAQ: WFRD), an oil services company. Prior to joining Weatherford, from October 2016 to October 2019, he served as
TETRA Technologies, Inc. | 11

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
executive vice president and chief financial officer of Visteon Corporation (NSADAQ: VC), a provider of automotive cockpit electronics. Previously, Mr. Garcia served as acting chief financial officer of Halliburton Company (NYSE: HAL), an energy company, where he progressed through a variety of leadership positions including chief accounting officer, treasurer and senior vice president of investor relations. For the periods August 2020 to October 2020 and October 2019 to January 2020, Mr. Garcia was self-employed. From May 2017 to October 2019, he served as a board director and chairman of the audit committee of Keane Group, Inc. (NYSE: FRAC), a provider of integrated well completions. Mr. Garcia received his Bachelor of Science from the University of the Philippines and his master’s degree in business from Purdue University.

John F. Glick
•Independent Director since 2014
•Chairman of the Board
Board Committees
•As Chairman of the Board, Mr. Glick is an Ex-Officio member of the Audit Committee, the Human Capital Management and Compensation Committee, and the Nominating, Governance and Sustainability Committee

Skills and Experience •Executive Leadership •Operations Management •Governance/Risk Management •Public Company Experience	•International/Industry Experience •Human Capital Management/DEI •Strategic Planning and Management

Mr. Glick was selected to serve as a director due to his broad experience in manufacturing and servicing a variety of oilfield drilling and completion products, both domestically and internationally, which provides valuable insight to our Board of Directors from an operational and strategic planning perspective.

Mr. Glick has served as a member of our Board of Directors since January 2014, as Chairman of the Board since May 2022, as a member of our Nominating, Governance and Sustainability Committee from May 2015 until May 2023, including chairman of that committee from May 2015 to May 2022, and as a member Human Capital Management and Compensation Committee from May 2014 to May 2022. Mr. Glick served as the chief executive officer and a director of Lufkin Industries, Inc., a public company, from March 2008 until his retirement in July 2013 and served as Lufkin’s president and a director since August 2007. During his tenure, Mr. Glick oversaw the growth of Lufkin and, ultimately, the sale of the company to General Electric in July 2013. From September 1994 through August 2007, Mr. Glick served as the vice president and general manager of Lufkin’s Power Transmission Division. He served as vice president and general manager of Lufkin’s Oilfield Division from August 2007 through August 2008. Prior to joining Lufkin, from 1974 through 1994, Mr. Glick held several senior management level positions with Cameron Iron Works, Inc. Mr. Glick currently serves as the non-executive chairman of the board of directors, chairman of the nominating and governance committee, and an ex-officio member of the audit and remuneration committees of Hunting PLC (LSE: HTG.L) and also serves as chairman of Baylor St. Luke’s Hospital board of trustees and sits on its executive committee. Mr. Glick previously served on the board of Weatherford International plc from December 2019 until June 2020. Mr. Glick received a B.S. in Journalism from the University of Kansas and graduated from the Harvard Graduate School of Business Program for Management Development.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Angela D. John
•Independent Director since 2024
Board Committees
•Audit Committee
•Nominating, Governance and Sustainability Committee
Skills and Experience •Executive Leadership •Trading and Marketing •Renewables and Low-Carbon •Business Development	•Governance/Risk Management •Strategic Planning and Management •Industry Experience •Public Company Experience

Ms. John was selected to serve as a director due to her broad experience in the energy industry, including experience creating structures to support financing of renewable and low carbon projects. Her chemical engineering background also provides valuable insight to our Board of Directors regarding our aqueous chemistry solutions.

Ms. John has served as a member of our Board of Directors and as a member of our Audit Committee and our Nominating, Governance and Sustainability Committee since March 2024. Since October 2020, Ms. John has been providing advisory services in the energy industry, primarily focused on clean energy business development and commercialization strategies. Ms. John was the director of innovation and strategy for New Energy Ventures with The Williams Companies, Inc. (NYSE: WMB) from January 2021 to September 2022. Prior to that Ms. John held a number of leadership roles within BP p.l.c. (NYSE/LSE: BP) over a 27-year period, including vice president, marketing and supply, NGLs, from 2009 to 2011, senior vice president marketing and origination, from 2011 to 2017, and most recently, from 2017 to September 2020, as director of structured products where she focused on renewable fuels development. Ms. John has served on the board of Parkland Corporation (TSX: PKI) since August 2021 and serves on its environmental, safety, and sustainability committee and its human resources and compensation committee. Ms. John earned a Master of Business Administration from Northwestern University’s Kellogg School of Management, and a Bachelor of Science in Chemical Engineering from the University of Houston. Ms. John has also earned an NACD Directorship Certification through the NACD Directorship Certification program and is in the process of completing certification requirements for the NACD CERT Certificate in Cyber-Risk Oversight.

Sharon B. McGee
•Independent Director since 2022
Board Committees
•Human Capital Management and Compensation Committee
•Nominating, Governance and Sustainability Committee
Skills and Experience •Executive Leadership •Corporate Development •R&D/Innovation •Investor Relations	•Strategic Planning and Management •Sales/Marketing •Manufacturing Operations •Specialty Chemicals Industry

Ms. McGee was selected to serve as a director due to her broad range of experience in the global specialty chemicals industry and her expertise provides valuable insight to our Board of Directors regarding our aqueous chemistry solutions and low carbon energy initiatives.

Ms. McGee has served as a member of our Board of Directors and as a member of our Nominating, Governance and Sustainability Committee and our Human Capital Management and Compensation Committee since February 2022. Ms. McGee founded SDBM Executive and Strategic Advisory, LLC in May, 2021, an independent advisory service to the new energy, chemicals, materials, mining, and oil and gas industries. Prior to that, Ms. McGee served at Albemarle Corporation (NYSE: ALB) for 33 years, holding several senior management level positions, most recently as vice president of investor relations and corporate development from 2016 through January, 2021, vice president, Asia Pacific region and global fire safety sales from 2014-2016, vice president, sales – Americas from 2013-2014, division vice president, performance chemicals from 2008-2013, and global business director, industrial bromides from 2005-2008. Albemarle is one of the largest global producers of lithium and lithium derivatives, and bromine and bromine derivatives, of which Ms. McGee participated in many of the strategic discussions with respect to Albemarle’s lithium and bromine operations. Ms. McGee earned an Executive MBA Certificate from Louisiana State University and MS and BS degrees in Chemical Engineering
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PROPOSAL NO. 1 - ELECTION OF DIRECTORS
from the University of Arkansas. She also earned an NACD Directorship Certification through the NACD Directorship Certification program.

Brady M. Murphy
•President and Chief Executive Officer
•Director since 2018
Board Committees
•No Committee Memberships
Skills and Experience •Executive Leadership •Operations Management •Public Company Experience •International/Industry Experience	•Human Capital Management/DEI •Governance/Risk Management •Strategic Planning and Management

Mr. Murphy has more than 35 years of global operations, engineering, manufacturing and business development experience in a variety of areas within the energy industry, including deepwater, mature fields and unconventional assets. Mr. Murphy’s service as our President and Chief Executive Officer provides our Board of Directors with an in-depth source of knowledge regarding our operations, customers, competitors, markets in which we operate, business strategy, safety leadership, executive management team, and the effectiveness of our compensation programs.

Mr. Murphy has served as our President and Chief Executive Officer since May 2019, as our President and Chief Operating Officer from February 2018 until his promotion to Chief Executive Officer in May 2019, and as a director since December 2018. From May 2019 to January 2021, Mr. Murphy also served as President and chairman of the board of directors of CSI Compressco GP LLC, the general partner of CSI Compressco LP (NASDAQ: CCLP), formerly one of our consolidated subsidiaries. Mr. Murphy served as a director of CSI Compressco GP LLC from February 2018 to January 2021. Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018. Mr. Murphy previously served at Halliburton Company (NYSE: HAL) and its affiliated companies for 26 years and held numerous international and North America positions, most recently as senior vice president - global business development and marketing from 2012 to December 2015, as senior vice president - business development Eastern Hemisphere from 2011 to 2012, and as senior vice president - Europe/Sub–Saharan Africa region from 2008 to 2011. Earlier in his career, from 1981 until 1989, Mr. Murphy held several positions with increasing responsibility at Gerhart Industries. Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

Shawn D. Williams
•Independent Director since 2021
Board Committees
•Audit Committee
•Human Capital Management and Compensation Committee
Skills and Experience •Executive Leadership •Public Company Experience •Specialty Chemicals Industry •International Experience •Cybersecurity Oversight	•Human Capital Management/DEI •Governance/Risk Management •Strategic Planning and Management •Operations Management

Mr. Williams was selected to serve as a director due his extensive experience in various industrial markets, including the plastics and specialty chemicals industry, his service in senior executive leadership positions with both financial sponsored and strategic owned global enterprises, and experience with strategic talent development and succession planning which provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Williams has served as a member of our Board of Directors since March 2021 and as a member of our Audit Committee and Human Capital Management and Compensation Committee since April 2021. Most recently, Mr. Williams served as the Chief Executive Officer of Nexeo Plastics Holdings, Inc., a global plastics distributor, from April 2019 until
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PROPOSAL NO. 1 - ELECTION OF DIRECTORS
June of 2020 and from September 2012 to March of 2019, as Executive Vice President of Nexeo Solutions, Inc. Mr. Williams has been retired since June 2020. Prior to joining Nexeo Solutions, from 2007 to 2012 Mr. Williams served as President of Momentive Global Sealants, a global specialty sealants business, and President of Momentive Performance Materials, a silicone specialty materials business. Earlier in his career, Mr. Williams spent 22 years serving in industrial and material business leadership roles at General Electric Company and led businesses globally in the Americas, Europe, and Asia across a broad sector of markets. Since January 1, 2022, Mr. Williams has served as the executive chairman of the board of managers of Covia Holdings, LLC, a provider of minerals-based solutions serving the industrial and energy markets, has served as a member of its audit committee and compensation committee since December 2020, and served as chairman of the board of managers from December 2020 to December 2021. He served as interim chief executive officer of Covia Holdings from June to December 2020. Mr. Williams has also served on the board of directors of Kirby Corporation (NYSE: KEX) since July 2021 and as a member of its ESG and nominating committee since January 2022 and on the board of directors of Marathon Oil Corporation (NYSE: MRO) since February 2023 and as a member of its audit and finance committee and its corporate governance and nominating committee. Mr. Williams earned his MBA from the Haas School of Business at the University of California, Berkeley, and a B.S. in electrical engineering from Purdue University. Mr. Williams also earned an NACD CERT Certificate in Cyber-Risk Oversight.

More details on our Board of Directors and corporate governance documents can be found starting on page 22.

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PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal No. 2 — Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this Proposal

In Proposal No. 2, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (collectively, the “Named Executive Officers” or “NEOs”) pursuant to Section 14A of the Exchange Act, as disclosed in this Proxy Statement in accordance with SEC rules. While this vote is not binding on our Company, the results of the votes on this proposal will be carefully considered by the Board of Directors and the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors when making future executive compensation decisions. The next such vote will occur at the 2025 Annual Meeting.

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our compensation philosophy is designed to enable us to recruit and retain the highly qualified and competent executives that are crucial to our long-term success while ensuring that a significant portion of the compensation opportunities available to them are tied to performance; thus aligning their interests with the interests of our stockholders.

The following are some of the key topics discussed in greater detail in the CD&A and in other sections of this Proxy Statement, and stockholders are encouraged to read these other sections.

•	Every member of our HCMCC is independent, as independence is defined in the listing standards of the NYSE (page 23).
•	We maintain an Incentive-Based Compensation Recoupment Policy that provides a mechanism for us to recover incentive-based compensation paid to our executive officers (page 57).
•
Our HCMCC has established a thorough process for the review and approval of our compensation programs and practices and it has retained and directed an independent compensation consultant to assist in the discharge of its duties (page 46).

•	Our Board of Directors has adopted stock ownership guidelines that apply to our directors and executive officers (pages 28 and 58).
•	We employ our executive officers “at will” under employment agreements similar to those executed by all our employees (page 57).
•
Our insider trading policy prohibits transactions involving short sales, the buying and selling of puts, calls, or other derivative instruments, and certain forms of hedging or monetization transactions involving our securities (page 36).

•	On an annual basis, our HCMCC awards performance-based, long-term cash incentives to certain of our executive officers to supplement the long-term performance-based incentive and retention value provided by time-vesting equity awards.
•	A significant portion of our executive officers’ compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the HCMCC determines the structure of these long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.
•
We believe that providing both short- and long-term incentive compensation awards also helps reduce risks to us or our stockholders that could arise from excessive focus on short-term performance (page 73).

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PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Our Board of Directors believes that our compensation program is effective in implementing our compensation philosophy and furthering our strategic goals and objectives. Pursuant to SEC rules, we are asking our stockholders to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 43), the compensation tables (beginning on page 60) and the narrative discussion following the compensation tables. This advisory stockholder vote, commonly known as “say-on-pay,” gives you as a stockholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

“RESOLVED, that the stockholders of TETRA Technologies, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s 2024 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure contained in this Proxy Statement.”

Board Recommendation
The Board of Directors recommends that you vote “FOR” approval of the named executive officer compensation as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion as contained in this Proxy Statement. Proxies returned will be so voted unless contrary instructions are indicated thereon.

Vote Required
Approval of Proposal No. 2, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

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PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this Proposal

Proposal No. 3 requests stockholder approval of the Audit Committee’s selection of the firm of Grant Thornton LLP (“GT”) as our independent registered public accounting firm, or “independent auditors”, for the year ending December 31, 2024.

Independence of our Independent Auditor
The Audit Committee evaluates the selection of the independent auditors each year and has selected GT for the current year. GT has served as our independent auditors since June 2020. The Audit Committee concluded that many factors contribute to the continued support of GT’s independence, such as the oversight of the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards, in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation, and limitations imposed by regulation and by our Audit Committee on non-audit services provided by GT. The Audit Committee reviews and pre-approves all audit and non-audit services to be performed by GT as well as reviews and approves the fees charged by GT for such services. The Audit Committee pre-approved all audit and non-audit services performed by GT during the last two fiscal years. In its review and pre-approval of non-audit service fees, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the auditors’ independence. In addition, under the auditor independence rules, GT reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed in those rules. Please see the Audit Committee Report on page 37 for additional information regarding the Audit Committee’s evaluation of GT.

Audit Partner Rotation
In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

Considerations Regarding Appointment
The Audit Committee considers, among other factors, the fact that we require global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit service items, including statutory audits and various regulatory certification items. Some of these services are provided to us by multinational audit and accounting firms other than GT. A change in our independent auditor may require us to replace one or more of these other multinational service providers and could significantly disrupt our business due to a loss of cumulative knowledge in such service providers’ areas of expertise.

Board Recommendation
The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of GT as our independent registered public accounting firm for the 2024 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

As a matter of good corporate governance, the Board of Directors submits the selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders do not ratify the appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2024, but the Audit Committee may also elect to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such change would be appropriate. Representatives of GT are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

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PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Proposal No. 3 is considered to be "routine" under NYSE rules. As such, brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, there will be no broker non-votes for this proposal. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

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PROPOSAL NO. 4 - STOCKHOLDER PROPOSAL

Proposal No. 4 — Stockholder Proposal

The Board recommends a vote AGAINST this Proposal

Background of the Proposal
In accordance with SEC rules, we have set forth below a stockholder proposal and supporting statement from Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021-2100, who has indicated he is the beneficial owner of at least 500 shares of our common stock since at least October 15, 2020 and intends for the following proposal to be presented at the Annual Meeting. In accordance with Rule 14a-8 of the Exchange Act, the stockholder proposal is required to be voted on at the Annual Meeting only if properly presented by the stockholder proponent or his qualified representative at the meeting. The text of the stockholder’s resolution and the statement that the stockholder furnished to us in support thereof appear below, exactly as submitted, and we are not responsible for inaccuracies or omissions therein.

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

It is important for shareholders to have a right to act by written consent due to the current restricted right for shareholders to call for a special shareholder meeting. All TETRA Technologies, shares not owned for one continuous year are prohibited from participating in calling for a special shareholder meeting.

Thus the shareholders, who own the 25% of all TETRA Technologies shares outstanding that are needed to call for a special shareholder meeting, could determine that they own 40% of all shares outstanding when the length of their TTI stock ownership is factored out. A potential in-practice requirement to own 40% of all shares outstanding to call for a special shareholder meeting is not much of a shareholder right. Thus it is reasonable that shareholders have the related right to act by written consent to help make up for the current restricted shareholder right to call for a special shareholder meeting.

Please vote yes:

Shareholder Right to Act by Written Consent — Proposal 4

Statement of the Board of Directors
The Board of Directors has carefully considered this proposal and has concluded that its adoption is not in the best interests of the Company’s stockholders. Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal for the reasons outlined below:

•The Board of Directors is already highly accountable to stockholders.

•The Board of Directors recognizes the importance of corporate governance to the effective management of the Company and is committed to maintaining policies and practices that serve the best interests of all stockholders. Delivering on this commitment, the Board of Directors unanimously approved and recommended to the stockholders an amendment to our Certificate of Incorporation to provide a right for stockholders to request a special meeting. Following last year’s annual meeting, our Certificate of Incorporation now permits stockholders who hold, in the aggregate, at least 25% of our common stock, and satisfy a minimum holding requirement that such stockholder has continuously owned all such common stock throughout the one-year period preceding, and including, the date of submission of such stockholder’s demand, as well as certain other procedures and requirements, to request a special meeting of stockholders. In addition to this newly implemented special meeting right, the Company has
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PROPOSAL NO. 4 - STOCKHOLDER PROPOSAL
many other governance provisions that demonstrate our Board of Directors’ commitment to good corporate governance, including:

•Majority-Independent Board. Currently, eight out of our nine directors are independent. Following the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in Proposal No. 1, seven out of our eight directors will be independent.
•No Supermajority Voting Provisions. We have no supermajority voting provisions in either our Certificate of Incorporation or our Bylaws.
•Stock Ownership Guidelines. The Board of Directors believes that equity ownership by the Company’s directors and executive officers is important for the Company. Our directors and executive officers are subject to stock ownership guidelines to align their interests with those of our stockholders.
•Encourage Stockholder Engagement. We value our stockholders’ opinions and actively solicit input through our stockholder engagement program. We are responsive to stockholders and believe in maintaining active stockholder engagement.

•The Board of Directors believes that stockholders’ right to request a special meeting strikes the appropriate balance between enhancing stockholder rights and protecting the long-term interests of the Company and our stockholders. We believe that the ability to act by written consent, as set forth in this Proposal No. 4, is not only unnecessary given the existing right to request a special meeting, but that it lacks appropriate safeguards and fails to serve the best interests of our stockholders as a whole.

•The existing special meeting right provides an intentional, informed and equitable forum for all stockholders to discuss proposals, because the date, time and place of a meeting must be provided to all stockholders in advance. Moreover, the Board of Directors, who are bound by fiduciary duties to all stockholders, have the opportunity to review the merits of a proposal and to provide a recommendation for consideration.

•The Board of Directors believes that when our stockholders are asked to act on a matter, ALL stockholders – rather than a select few – deserve to have their votes solicited and an opportunity to consider the matter in an open forum at a regular or special meeting of stockholders, which provides our stockholders with important protections and procedural safeguards.

•A written consent need not be distributed to all stockholders or to the Board of Directors. Instead, the ability to act by written consent, as set forth in this Proposal No. 4, would provide the opportunity for a limited group of stockholders to act in favor of their own interests at any time, with any frequency. We believe that this could disenfranchise stockholders by depriving them of the important opportunity to receive notice of, discuss and vote on proposed actions.

•The ability to act by written consent could also lead to confusion among stockholders and disruption to the Company. Groups of stockholders could solicit duplicative or conflicting written consents at the same time. Proposals could require the expenditure of significant administrative and financial Company resources, with potentially little to no corresponding benefit to stockholders.

The Board of Directors believes that our existing practices strike the appropriate balance in ensuring that stockholder voices are heard and that procedural safeguards exist to protect all stockholders. Accordingly, the Board of Directors believes the adoption of this Proposal No. 4 is unnecessary and not in the best interests of the Company and our stockholders.

Board Recommendation
The Board of Directors has carefully considered this stockholder proposal and believes that it is not in the best interests of our stockholders for the reasons outlined above. Accordingly, the Board of Directors unanimously recommends that stockholders vote “AGAINST” this Proposal No. 4.

Vote Required
Approval of this Proposal No. 4 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote on this proposal. Consequently, broker non-votes will have no effect on the vote. Please see the “General Information About the Meeting and Voting” section in this Proxy Statement for additional information.

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CORPORATE GOVERNANCE

INFORMATION ABOUT US

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines that address applicable NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that:

•the Board of Directors is independent from management;

•the Board of Directors adequately performs its function as the overseer of management; and

•the interests of management and the Board of Directors align with the interests of our stockholders.

Plurality Plus Vote Policy
Our Corporate Governance Guidelines provide for a plurality vote standard with a director resignation policy in connection with the election of our directors. This means that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Chairman of the Board unless such nominee has previously submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that such incumbent director submit to the Board of Directors an irrevocable letter of resignation. The irrevocable letter of resignation is conditioned upon, and will not become effective until (i) that nominee has been elected a director in an upcoming contested election of directors, (ii) that nominee fails to receive more votes “for” his or her election than votes “withheld” from his or her election in any uncontested election of directors and (iii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his or her election than “for” his or her election, the Nominating, Governance and Sustainability Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where his or her resignation is being considered. The Board of Directors will consider the Nominating, Governance and Sustainability Committee’s recommendation and decide whether to accept the tendered resignation no later than 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines.

Corporate Governance Documents
The following governance documents are available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com and are also available upon written request addressed to Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380:

•Corporate Governance Guidelines, which govern the qualifications and conduct of the Board of Directors.

•Audit Committee Charter.

•Human Capital Management and Compensation Committee Charter.

•Nominating, Governance and Sustainability Committee Charter.

•Code of Business Conduct for directors, officers, and employees. The key principles of this code are honesty, loyalty, fairness, and accountability.

•Code of Ethics for Senior Financial Officers. The key principles of this code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful public disclosures to our stockholders.

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CORPORATE GOVERNANCE

•Supplier Code of Business Conduct, which provides guidance on our expectations from our suppliers, vendors, contractors, and others with whom we do business.

•Anti-Corruption Policy, which provides targeted guidance in the very important areas of anti-corruption and anti-bribery compliance.

•Policy on Trading in Company Securities, which is applicable to all members of the Board of Directors, officers, and other employees of the Company.

•Conflict Minerals Policy Statement evidencing our commitment to responsible sourcing of materials for our products and to sourcing products from suppliers that share TETRA's values regarding ethics, integrity, and respect for human rights.

•Stock Ownership Guidelines for Directors and Executive Officers, which are designed to align the interests of our executive officers and directors with the interests of our stockholders.

•Policy and Procedures for Receipt and Treatment of Complaints Related to Accounting and Compliance Matters (Whistleblower Policy), which provides for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, auditing matters, or possible violations of laws, rules, or regulations applicable to us and the confidential, anonymous submission of concerns regarding those matters.

•Human Rights Standards, which set forth our commitment to supporting international principles aimed at protecting and promoting universal human rights.

If any substantive amendments are made to the Code of Ethics for Senior Financial Officers, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either the Code of Business Conduct or the Code of Ethics for Senior Financial Officers is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

Director Independence and Transactions Considered in Independence Determinations
Director Independence. The NYSE listing standards and our Corporate Governance Guidelines require our Board of Directors to be comprised of at least a majority of independent directors. Our Board of Directors determines independence in accordance with the listing requirements of the NYSE, taking into consideration such facts and circumstances as it considers relevant. In order to assist the Board of Directors in making its determination of whether directors are independent, each director completed and delivered to us a questionnaire designed to solicit accurate and complete information that may be relevant in making such independence determinations. The Board of Directors, with the assistance of the Nominating, Governance and Sustainability Committee, reviewed summaries of responses to such questionnaires and such other information considered relevant with respect to the existence of any relationships between a director and us. All of the directors who serve as members of the Audit Committee, Human Capital Management and Compensation Committee and the Nominating, Governance and Sustainability Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements, and the Human Capital Management and Compensation Committee members satisfy the additional NYSE independence requirements.

The Board of Directors has affirmatively determined that the following directors and director nominees are independent:

Mark E. Baldwin Thomas R. Bates, Jr. Christian A. Garcia John F. Glick Angela D. John Gina A. Luna Sharon B. McGee Shawn D. Williams

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CORPORATE GOVERNANCE

Transactions Considered in Independence Determinations. In making its independence determinations, our Board of Directors considered transactions that occurred between us and entities associated with the independent directors and their immediate family members.

Shawn Williams is a director of Marathon Oil Corporation. Marathon Oil Corporation or its affiliates is a customer of TETRA, although Mr. Williams’ interest in these transactions was not considered to be material and therefore did not impact his independence. We have considered the foregoing and have concluded that these transactions and relationships did not disqualify Mr. Williams from being considered independent under the rules of the NYSE. Our Board of Directors has also determined that Mr. Williams does not have a material interest in these transactions and that he is independent.

Based upon his ongoing employment with us, the Board of Directors has determined that Mr. Murphy is not independent.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer
The NGSC regularly reviews the leadership structure of the Board in addition to its annual review of our Corporate Governance Guidelines, taking into account the Company and its needs. As set forth in our Corporate Governance Guidelines, we require the separation of the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that the separation of these positions strengthens the independence of our Board of Directors and its ability to carry out its roles and responsibilities on behalf of our stockholders. If the Board’s policy were to change, stockholders would be informed of such a change in a press release or through any amended Corporate Governance Guidelines that we publish on our website and highlight in our annual proxy statements and the Board would welcome any input received from our stockholders on such changes.

Our Chief Executive Officer is responsible for setting the strategic direction for TETRA and provides the day-to-day leadership of its operations and performance, while our Chairman provides overall leadership to our Board of Directors in its oversight function. Our Chairman serves as the presiding director of executive sessions of the non-management and independent directors. In the absence of the Chairman of the Board, the Chief Executive Officer serves as the presiding officer at all meetings of stockholders.

Board Oversight of TETRA
Our Board of Directors is responsible for, and committed to, the oversight of the business of TETRA. In carrying out this responsibility, our Board of Directors oversees senior management, which is, in turn, responsible for the day-to-day operations of our Company and driving long-term value creation for our stockholders. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, and from our internal audit department, as well as input from external advisors, as appropriate. The primary focus areas of the reports to our Board of Directors and its committees from our management team are business operations and strategy, risk management, financial reporting and compliance, corporate governance and sustainability, CEO performance, executive succession planning, and diversity and inclusion. These reports are designed to provide timely visibility to the Board of Directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. In many of these areas, significant responsibilities are delegated to the Board of Director’s committees, which are responsible for reporting to the Board of Directors on their activities and actions. Please refer to “Board Role in Risk Oversight” for additional information on our committees.

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CORPORATE GOVERNANCE

Business Operations and Stratetgy
Financial Reporting and Compliance
Risk Management
Board Oversight
Corporate Governance and Sustainability
CEO Performance & Executive Succession Planning and D&I

Business Strategy Oversight

The Board oversees TETRA’s strategy setting and review process, which is led by the Company’s management team and is focused on execution of a long-term strategy to deliver value to our stockholders. The Board reviews and assesses the strategic priorities developed and implemented by management under the direction of our Chief Executive Officer. The Board reviews TETRA’s financial performance throughout the year and evaluates strategy in light of results, with an industry focus that includes peer comparisons and our competitive ability to attract and retain the most talented workforce.

At least annually, the Board has a more detailed discussion, generally over two days, which is informed by reports from management on a variety of strategic matters and input regarding strategic goals of the Company. At this meeting, the Board receives a complete analysis of the strategies with respect to the multiple business components integral to TETRA’s comprehensive long-term strategic direction. Our Board believes this comprehensive process greatly strengthens its ability to effectively oversee management as Mr. Murphy and senior leadership drive the future success of our Company.

Our Chairman of Board of Directors helps facilitate our Board of Directors' oversight of strategy by helping the directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

Our Board of Directors

Holds a two-day annual strategy meeting that includes presentations from, and engagement with, senior executives across the Company and external advisors, as appropriate	Routinely engages with senior management on critical business matters that tie to the Company’s strategic priorities	Periodically travels to TETRA business facilities to meet with local management and obtain a firsthand look at our operations	Meets with the next generation of leadership to ensure the talent pipeline remains robust

Board Role in Risk Oversight

We believe that our Board of Directors' oversight of risk management enhances our directors’ abilities to provide insight and feedback to senior management and, if necessary, challenge senior management on our risks associated with our strategic direction.

It is our management’s responsibility to manage risks and to bring to the Board of Directors’ attention any aspects of our business or operations that may give rise to a material level of risk. Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise-level risks and the risk management program and processes, and brings members of management from various business or administrative areas into meetings of the Board of Directors and its committees from time to time to make presentations and to provide insight to the Board of Directors and its
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CORPORATE GOVERNANCE

committees, including insight into areas of potential risk. Such risks include competition risks, industry risks, economic risks, credit and liquidity risks, risks from operations, risks posed by significant litigation and regulatory matters, cybersecurity risks, risks related to our compensation program and employee retention, and risks related to acquisitions and dispositions. The Board of Directors, either directly or through its committees, reviews with our management policies, strategic initiatives, and other actions designed to mitigate various types of risk.

Enterprise Risk Management. The Board of Directors' oversight of risk management is enhanced by the detailed information it receives as a result of our Enterprise Risk Management (“ERM”) program. Our ERM process is designed to identify potential short-, medium-, and long-term key risks that may affect TETRA and manage risk within an established level of acceptable risk. The ERM assessment is performed quarterly and involves evaluation of key risk indicators. During the quarterly ERM assessment, management will review and, to the extent necessary, update or supplement a list of key risks affecting each respective business area along with the corresponding risk mitigation strategies. As part of the risk monitoring process, management evaluates each risk according to its immediacy and likelihood of occurrence and, assuming that the development or event at risk was to occur, its most likely impact on our financial condition, operations, industry or reputation. Historically, the most significant risk items identified in each quarterly assessment were discussed with the Audit Committee and a complete copy of the ERM report was distributed to and discussed by the full Board of Directors on an annual basis. Beginning in January 2023, the quarterly ERM report was distributed to and discussed by the full Board of Directors to give the Board greater visibility into the key risks facing the Company and management’s risk mitigation strategies. In addition, the full Board of Directors provides input regarding top risks to the Company.

Cybersecurity Risk Oversight. The Board of Directors, with the assistance and support of the Audit Committee, oversees our management of cybersecurity risk. To assess, identify and manage material cybersecurity risks, we have endeavored to implement procedures, standards, and technical controls with the aim of protecting our networks and applications. We use internal and third-party tools and technologies to aid us in seeking to protect our network and internal systems from unauthorized access, intrusion, or disruption.

Management is responsible for assessing, identifying, and managing risks from cybersecurity threats and focuses on current and emerging cybersecurity matters. The Company’s cybersecurity processes are led by the Vice President of Information Technology, who reports to the Company’s Chief Financial Officer, including with respect to emerging cybersecurity incidents. They are responsible for implementing cybersecurity policies, programs, procedures, and strategies. To facilitate effective oversight, our Vice President of Information Technology holds discussions on cybersecurity risks, incident trends, and the effectiveness of cybersecurity measures as necessitated by emerging material cyber risks.

Our Vice President of Information Technology has decades of experience selecting, deploying, and operating cybersecurity technologies, initiatives, and processes around the world, and relies on threat intelligence as well as other information obtained from governmental, public or private sources, including external consultants engaged by us.

Our Board of Directors and its Audit Committee oversee risks from cybersecurity threats. The Company’s Vice President of Information Technology or Chief Financial Officer update the Audit Committee on our cybersecurity risk profile typically on a quarterly basis, and review with our Board of Directors at least annually.

Human Capital Management Risk Oversight. We believe our efforts around human capital management add long-term value to our business and foster an inclusive culture for our employees. We believe that we have demonstrated a commitment to diversity through the people who guide our Company – starting at the top. Two of the eight director nominees are women and two of the eight director nominees are racially/ethnically diverse. Our Board of Directors, Human Capital Management and Compensation Committee and our other committees play a role in the active oversight of our human capital management program. This is accomplished by focusing on these key areas: safety, talent development, inclusion and diversity, ethics and compliance, talent acquisition and retention, and compensation and benefits.

•Our Human Capital Management and Compensation Committee receives a report at each meeting regarding the performance of our human capital initiatives compared to key performance indicators established by the committee, as well as other human capital management matters, such as talent acquisition and retention, key employee compensation, talent development, and diversity and inclusion initiatives.

•Our Audit Committee receives quarterly updates on our ethics and compliance program from our Chief Compliance Officer.

•Our Nominating, Governance and Sustainability Committee helps us to identify director candidates who can bring a diversity of background, experience, and viewpoints to our Board of Directors.

•Our Board of Directors receives a report at each regular meeting from our vice president of Human Resources regarding the performance of key human capital initiatives and statistics and from our HSEQ directors regarding our HSE program.
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•Our Board of Directors and Human Capital Management and Compensation Committee receive an annual update on succession plans for senior leadership.

Safety
Ethics and Compliance
Diversity and Inclusion
Talent Acquisition and Retention
Talent Development
Board and Committees
Compensation and Benefits

Board Oversight of Human Capital Management Our Board of Directors and its committees are actively involved in overseeing our human capital management program.
The following table summarizes the role of the Board of Directors and each of its committees in overseeing risk:

Board of Directors	Audit Committee
The Board of Directors has ultimate responsibility for protecting stockholder value. Among other things, our Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and measuring management’s performance against the strategy. The Board of Directors’ responsibilities include, but are not limited to, appointing our Chief Executive Officer, monitoring our performance relative to our goals, strategies, and the performance of our competitors, reviewing and approving our annual budget, our compliance with rules and regulations, reviewing and approving investments in and acquisitions and dispositions of assets and businesses, overseeing management’s ERM program, and overseeing cyber-security risks and other areas of risk determined by the Board of Directors. It also periodically reviews management’s business continuity plans.

Our Audit Committee oversees risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and matters reported to the Audit Committee through our internal auditors, our chief compliance officer, and our anonymous reporting procedures. The Audit Committee reviews with management, internal auditors, and our independent auditors the accounting policies, the system of internal control over financial reporting, and the quality and appropriateness of disclosure content in the financial statements or other external financial communications. It also periodically reviews, with our management and our independent auditors, information technology security and risk, including risks relating to cyber-security, and significant financial risk exposures and the processes we have implemented to identify, monitor, control, and report such exposures. Our Audit Committee also performs oversight of our compliance program and monitors the results of our compliance efforts.

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Nominating, Governance & Sustainability Committee	Human Capital Management & Compensation Committee
Our Nominating, Governance and Sustainability Committee oversees risks primarily associated with our ability to attract, motivate, and retain quality directors, Board of Directors succession planning, our overall corporate governance programs and practices and our compliance with the above. In consultation with the Board of Directors and each of its committees, the committee also provides oversight and guidance with respect to significant environmental, social and other sustainability matters relevant to our Company. Additionally, the committee oversees the performance evaluation of the Board of Directors and its committees.

Our Human Capital Management and Compensation Committee oversees risks primarily associated with TETRA's ability to attract, motivate, retain and develop quality talent, particularly executive talent, including risks associated with the design and implementation of our compensation programs, policies and practices, and the disclosure of executive compensation philosophies, strategies, and activities. The committee also oversees executive succession planning (including succession planning for emergencies), the administration of our Clawback Policy, and the compensation of the Board of Directors and its committees. Additionally, the committee provides oversight and guidance with respect to diversity, equity and inclusion initiatives and other human capital management matters.

Stockholder Engagement
We engage with our investors in a variety of ways. Our CEO and Chief Financial Officer regularly meet with investors, prospective investors, and investment analysts. These meetings are generally focused on company performance and strategy and may include other senior leaders at TETRA.

Our Board of Directors has a well-developed stockholder engagement program that emphasizes biannual engagement and direct communication with our Board of Directors, primarily the Chair of the Board and the Chairs of the Nominating, Governance and Sustainability Committee and the Human Capital Management and Compensation Committee. In general, our Board of Directors' discussions with our stockholders center around the following topics:

Our Board of Directors and management team highly value these discussions and consider stockholder feedback in deliberations and decisions.

Sustainability
Our Board of Directors is focused on integrating sustainability into our Company’s long-term strategy. We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate. We focus on environmental stewardship, the health and safety of our workforce, the recruitment, development and retention of our workforce, and community engagement.

Stock Ownership Guidelines
Our Board of Directors has adopted guidelines with regard to stock ownership for our directors and executive officers. The stock ownership guidelines are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under the guidelines, our executive officers have historically been required to hold shares of our common stock with a value equal to a multiple, based upon position, of their base salary. For purposes of these guidelines: (1) each share of our common stock or unvested restricted stock unit (“RSU”) owned on the date of our annual meeting of stockholders each year is deemed to have a value equal to the greater of (a) the trading price as of the date the applicable share was acquired or (b) the trading price as of the date of our annual meeting of stockholders. The guidelines establish the following minimum ownership:
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•Executive Officers:

•Under the guidelines, newly appointed officers have five years from their date of appointment to meet the guidelines. In addition, in the event the multiple of an executive officer’s base salary is increased, the executive officer will have five years from the time of such increase to meet the new minimum.

•As of the date of this Proxy Statement, subject to the transition periods described above, all covered officers are in compliance with the guidelines.

•Non-Employee Directors - including the Chairman of the Board of Directors, are required to hold shares of our common stock having a deemed value equal to five-times their annual cash retainer. Non-employee directors have four years from the date of their election or appointment to meet the guidelines. As of the date of this Proxy Statement, subject to the transition periods described above, all non-employee directors are in compliance with the guidelines.

Board Committees and Meetings
Board Committees. The Board of Directors assigns responsibilities and delegates authority to its committees, as appropriate, and the committees regularly report on their activities to the full Board of Directors. During 2023, the standing committees of the Board of Directors consisted of an Audit Committee, a Human Capital Management and Compensation Committee, and a Nominating, Governance and Sustainability Committee. Each committee has the authority to engage outside experts, advisors, and legal counsel to assist in its work.

The following table identifies the current chairs and membership of the Board of Directors and each of its standing committees. As discussed above, the Board of Directors has determined that each member of the Audit, Human Capital Management and Compensation, and Nominating, Governance and Sustainability Committees is independent in accordance with NYSE standards.

Director	Board of Directors	Committee Membership
		Audit	Compensation	Governance
Mark E. Baldwin(1)	✓	C
Thomas R. Bates, Jr.	✓		C
Christian A. Garcia(2)	✓	✓		✓
John F. Glick(3)	✓
Angela D. John	✓	✓		✓
Gina A. Luna	✓	✓		C
Sharon B. McGee	✓		✓	✓
Brady M. Murphy **	✓
Shawn D. Williams	✓	✓	✓
Number of Meetings held in 2023	9	6	5	5

(1) Designated Audit Committee Financial Expert. (2) Audit Committee Financial Expert.
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(3) As Chairman of the Board, Mr. Glick is an ex officio member of the Audit, Human Capital Management and Compensation, and Nominating, Governance and Sustainability Committees and has a standing invitation to attend all such committee meetings. He also serves as the presiding director of executive sessions of the non-management and independent directors.

C	Committee Chair
✓	Member
**	Non-Independent Director
Meetings and Attendance. During 2023, the Board of Directors held nine meetings, including five regular and four special meetings. Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that our preference is to have our directors attend the annual meeting of stockholders. All members of our Board of Directors who were serving at the time of the annual meeting of stockholders in 2023 attended that annual meeting.

Audit Committee
The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:
(i)	the integrity of our financial statements;
(ii)	our compliance with legal and regulatory requirements;
(iii)	the independent auditor’s qualifications;
(iv)	the performance of our internal audit function and independent auditors;
(v)	our policies with respect to risk assessment and risk management, including major risk exposures and steps management has taken to monitor and control such exposures; and
(vi)	information technology security and risk, including cybersecurity.
The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of the audit, the Audit Committee consults separately with the independent auditors, the internal auditors, and management. As required by NYSE and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee has a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards of the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and as defined in the listing standards of the NYSE. Further, our Board of Directors has determined that Mr. Baldwin, the current Audit Committee chairman, and Mr. Garcia, an Audit Committee member, are each an “audit committee financial expert” within the definition established by the SEC.

Human Capital Management & Compensation Committee
The functions performed by the Human Capital Management and Compensation Committee (“HCMCC”) include:
(i)	reviewing and establishing compensation of our senior management, including our executive officers;
(ii)	approving and administering our equity compensation plans;
(iii)	approving salary and bonus awards to our executive officers;
(iv)	planning for the succession of senior management (including succession planning for emergencies);
(v)	overseeing management’s plans for talent and professional development for key employees;
(vi)	overseeing our policies and strategies related to human capital management, including diversity, equity and inclusion; and
(vii)	reviewing the compensation of our non-employee directors and providing director compensation recommendations to the Board of Directors.
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Our Board of Directors has determined that each member of the HCMCC is independent, as independence is defined in the listing standards of the NYSE. The HCMCC may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.
Our equity compensation plans include provisions that enable the HCMCC to delegate its authority to approve certain grants of awards under those plans to a committee of our Board of Directors that may consist of one director. The Board of Directors previously established the Non-Executive Award Committee (the "NEA Committee"), which is a committee of one or more members of our Board of Directors. The NEA Committee is currently comprised of one member - Mr. Murphy. The HCMCC has delegated authority to the NEA Committee to make special inducement, merit, and retention awards, other than regular annual awards, to participants under those plans who are not subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, subject to certain limitations, including limitations on the number of awards that may be granted, as may be imposed from time-to-time by the HCMCC.
Compensation decisions for our Chief Executive Officer are made by the HCMCC. The HCMCC is also responsible for approving the compensation of our other executive officers and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer for such other executive officers. As part of its role in reviewing and approving such compensation, the HCMCC administers our equity compensation plan and our cash incentive plan under which cash incentive awards may be made to our executive officers and other key employees based on performance, including the attainment of performance goals. Our Chief Executive Officer, with input from senior management, recommends to the HCMCC base salaries, target cash incentive award levels, actual cash incentive award payouts, and equity awards, as well as company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The HCMCC considers, discusses, and takes action on such recommendations as it deems appropriate.
Independent Compensation Consultant. The HCMCC has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. In preparation for 2024, the HCMCC retained the services of Compensation Advisory Partners (“CAP”), an independent provider of compensation consulting services, to review our compensation programs and practices and to assist in the review of compensation disclosures included in this Proxy Statement. CAP acted as independent advisor to the HCMCC and does not provide any other services to us or earn any compensation from us outside of the services provided as an independent advisor to the HCMCC.

Compensation Committee Interlocks and Insider Participation. The members of the HCMCC during 2023 were Mr. Bates, as Chairman, Ms. McGee, and Mr. Williams, none of whom is or was previously an officer or employee of ours, and none of whom had any relationship required to be disclosed under this section.

Nominating, Governance and Sustainability Committee
The Nominating, Governance and Sustainability Committee:
(i)	investigates and makes recommendations to the Board of Directors with regard to all matters of corporate governance, including the structure, operation, and evaluation of the Board of Directors and its committees;
(ii)	investigates and makes recommendations to the Board of Directors with respect to qualified candidates to be nominated for election to the Board of Directors;
(iii)	provides assistance to the Board of Directors in fulfilling its responsibilities for director succession;
(iv)	reviews and makes recommendations to the Board of Directors with regard to candidates for directors properly nominated by stockholders in accordance with our Bylaws, if any; and
(v)	in consultation with the Board of Directors and each of its other committees, provides (a) oversight and guidance with respect to material environmental, social and other sustainability matters involving our Company and (b) receives updates from management regarding our Company’s environmental, social and other sustainability activities.

Board and Committee Succession Planning
The Nominating, Governance and Sustainability Committee (the "Governance Committee") regularly considers the long-term make up of our Board of Directors, the experience and skills needed for our Board of Directors as our business and the markets in which we do business evolve, and whether the composition appropriately aligns with our business and strategic needs. The Committee also considers succession planning in light of anticipated retirements and for board and committee chair and membership roles to maintain relevant expertise and depth of experience.

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As a result of this ongoing process, over the last three years we have added four new independent directors, Christian Garcia, Angela John, Sharon McGee, and Shawn Williams, who bring fresh and diverse perspectives into our boardroom. In addition, four directors retired during the 2019-2023 time period and one will retire at the conclusion of the 2024 Annual Meeting.

Director Nominations by the Nominating, Governance and Sustainability Committee
The Board of Directors has a robust process for the consideration of potential director candidates through which the Governance Committee establishes procedures for Board nominations and recommends candidates for election to the Board. Consideration of new Board candidates typically involves an evaluation of the needs and skill sets of the existing Board as a whole, a series of Committee and full Board discussions, review of the backgrounds and experiences of numerous potential candidates who meet identified criteria, and interviews with selected candidates. The Governance Committee may, from time to time, retain a third-party search firm to identify potential candidates for consideration and that pool may be supplemented by suggestions from Board members. In addition to candidates identified by Board members, the Governance Committee considers candidates submitted by stockholders and evaluates them using the same criteria. All identified or suggested candidates are vetted against the Governance Committee’s criteria, screened, and ultimately a smaller group of potential candidates is selected for interviews with directors. A stockholder who wishes to suggest a candidate for the Governance Committee’s consideration should send the candidate’s name and qualifications to our Corporate Secretary (please see “Director Nominations Submitted by Stockholders” on page 33). The following graph illustrates our general selection process for new directors:

Diversity. Although we have not adopted a separate policy with regard to the consideration of diversity when evaluating candidates for election to our of Board of Directors, our Corporate Governance Guidelines provide that when assessing
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candidates, we will consider diversity, including gender and race/ethnicity. The Governance Committee believes that board membership should reflect diversity in the broadest sense, taking into account our needs and the current composition of the Board of Directors. We strive to maintain a diversity of backgrounds and experience among the members of the Board, as we believe this improves the quality of the Board of Director’s deliberations. The Board of Directors’ final selection of board nominees is based on merit, giving consideration to the nominee’s knowledge, experience, skills in areas deemed critical to understanding our business, and personal characteristics such as integrity and judgment, background, and the candidates’ other time commitments.

During 2023, the Governance Committee retained a third-party search firm to assist in the process of identifying and evaluating potential Board candidates consistent with the committee’s criteria, which included experience in managing large capital projects, international business and joint venture operations, and energy transition and energy storage technologies. The Governance Committee was specifically focused on identifying candidates with diverse backgrounds. Our new director, Angela John, was selected after the Governance Committee held numerous interviews with multiple qualified and diverse candidates in connection with the search. The following chart illustrates the diversity of the director nominees of our Board of Directors.

Minimum Qualities and Skills
The Governance Committee will consider the following qualifications of nominees standing for re-election and candidates for membership of the Board of Directors: (i) strong management experience, ideally with public companies; (ii) other areas of expertise or experience that are desirable, given the Company’s business and industry and the current make-up of the Board of Directors; (iii) desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of members of the Board of Directors; (iv) independence; (v) knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, knowledge of international markets, leadership and strategic planning; (vi) personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high-performance standards; and (vii) diversity of viewpoints, background, experience and other demographics, including gender and ethnicity. The Governance Committee will also consider additional characteristics, such as (i) willingness to commit the time required to fully discharge their responsibilities to the Board of Directors, including the time to prepare for meetings by reviewing the material supplied before each meeting; (ii) commitment to attend the annual meeting of stockholders and a minimum of 75% of all board and relevant committee meetings; (iii) ability and willingness to represent the stockholders’ long- and short-term interests; (iv) willingness to advance their opinions, but once a decision is made by a majority of the Board of Directors, a willingness to support the majority decision, assuming questions of ethics or propriety are not involved; and (v) the number of commitments to other entities, with one of the more important factors being the number of other public company boards on which the individual serves.

Director Nominations Submitted by Stockholders
The Nominating, Governance and Sustainability Committee will consider proposals for nominees for director from our stockholders. In order to nominate a director at the Annual Meeting, our Bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our Bylaws. (This Bylaw provision is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com). In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.

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A stockholder notice of nomination must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the Annual Meeting date is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholders must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder notice of nomination at a special meeting must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Director Tenure
The following chart illustrates the tenure of the director nominees of our Board of Directors. We believe the tenure of our directors provides the appropriate balance of expertise, experience, continuity, and perspective to our Board of Directors to serve the best interests of our stockholders.

Director Orientation and Continuing Education
We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices. The orientation sessions are tailored to the particular director depending on their orientation needs. Each director is expected to participate in continuing educational programs as necessary to maintain expertise to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance, and changes in legal and regulatory issues. We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time. We reimburse directors for reasonable costs associated with attending other relevant director education programs.

Board and Committee Self-Evaluation Process
Our Board of Directors recognizes the critical role that board and committee evaluations play in ensuring the effective functioning of our Board of Directors. Accordingly, each year, our Nominating, Governance and Sustainability Committee appraises the framework for our Board of Directors and committee evaluation process and oversees the evaluation process to ensure that the full Board of Directors and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

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Board Evaluations – A Multistep Process

Our annual board and committee evaluations cover the following topics:
•Board and committee composition, including skills, background and experience;
•Review of key areas of focus for the Board of Directors and effectiveness in overseeing these responsibilities;
•Satisfaction with board performance, including the performance of the Board of Directors and committee chairs in those positions;
•Board and committee information needs and quality of materials presented;
•Areas where the Board of Directors and committees should increase their focus;
•Satisfaction with the Board of Directors' schedule, agendas, time allotted for topics, and encouragement of open communication and discussion;
•Satisfaction with committee structure and responsibilities; and
•Access to management, experts, and internal and external resources

2023 Evaluation Process

Determine Format	Conduct Evaluation	Follow-Up

The Nominating, Governance and Sustainability Committee discussed and considered the approach for the 2023 evaluation process.	Executive session discussions of the Board of Directors and committee self-evaluations were led by our Board chairman and committee chairmen, respectively.	Committee chairmen reported to the full board regarding their respective committee self-assessments, including any action items.
The Chairman of the Board communicated to the CEO any requests for enhancements in process that were noted.
Throughout the year, Board of Directors and committee members also have the opportunity to provide input directly to the Chairman of the Board and/or committee chairmen or to management.

Executive Sessions of the Board of Directors
Our independent non-management directors meet in executive session at each regularly scheduled meeting. These executive sessions are presided over by Mr. Glick or, in his absence, another independent non-management director. The independent non-management directors presently consist of all current directors other than Mr. Murphy.

Communications with Directors
Our stockholders and other interested parties may communicate with one or more of our directors (including the presiding director of executive sessions and the independent non-employee directors as a group) by mail sent to our Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380, or by email at corpsecretary@tetratec.com. Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate director or directors.

Executive Succession Planning
The Human Capital Management and Compensation Committee, the CEO, and the Vice President of Human Resources evaluate, from time to time each year, executive development and succession planning to prepare us for future success. The succession planning process covers the CEO position as well as all senior management positions and certain other key positions. This review of executive talent determines readiness to take on additional leadership roles and identifies developmental opportunities needed to prepare our executives for greater responsibilities. Our short and long-term business strategy is considered when evaluating candidates and their skills. Where possible, our Board of Directors gains insight through exposure to internal succession candidates from their presentations to the Board of Directors, work with individual directors or board committees, and participation in board activities. The CEO makes a formal succession planning presentation to the Human Capital Management and Compensation Committee annually in conjunction with our annual strategy meeting in which our directors who are not members of the committee are invited to attend.

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Insider Trading Policy (including Hedging Transactions)
We acknowledge that sales of our common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in our common stock may desire to diversify their investment portfolios over time and may be required to sell our common stock to finance stock option exercises and to pay related taxes. We have established a policy for trading in our common stock by directors, officers, and employees of TETRA and its subsidiaries. This policy is designed to promote compliance with federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion.

Hedging Transactions. The trading policy also prohibits our directors, officers, and employees from engaging in short sales of our common stock, from buying or selling puts, calls or other derivative instruments involving our common stock, and from engaging in certain forms of hedging or monetization transactions involving our common stock. An exception to this prohibition may be granted where an officer, director or employee wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any director, officer or employee who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. There have been no hedging transactions approved by our General Counsel.

Certain Transactions
Related Person Transaction Policy. The Board of Directors, upon recommendation of the Audit Committee, has adopted the Policy and Procedures with respect to Related Person Transactions (the “Policy”), for the review and approval of certain related person transactions. The Policy covers transactions in which (i) we, or any subsidiary of ours, are a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect material interest. The Policy generally requires that such transactions be approved in advance by the Audit Committee. Under the Policy, the Audit Committee will consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, our best interests and the best interests of our stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Audit Committee, which will evaluate the transaction, including ratification or rescission of the transaction, and possible disciplinary action.

Transactions with Related Persons. Shawn L. Shoemake, the spouse of Alicia P. Boston, our General Counsel and Chief Compliance Officer, has been an employee of the Company since July 2009. Mr. Shoemake received total compensation of approximately $179,551 for his services for the year ended December 31, 2023. Colin B. Murphy, the son of Brady M. Murphy, our President and CEO, has been employed by the Company since April 2019. Mr. Colin Murphy received total compensation of approximately $125,482 for his services for the year ended December 31, 2023. We compensate these individuals in a manner consistent with our practices that apply to other similarly situated Company employees.

We have determined that there are no other material transactions involving a director or any other related person that require disclosure.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting, internal controls, and audit functions on behalf of the Board of Directors. Our management has the primary responsibility for preparing our financial statements in accordance with generally accepted accounting principles, maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting. We have a full-time internal audit department that reports to the Audit Committee. This department is responsible for the evaluation of the adequacy and effectiveness of the organizations’ governance, risk management, and internal controls as well as carrying out assigned responsibilities to achieve the organizations’ stated goals and objectives.

Our independent registered public accountants, Grant Thornton LLP (or “GT”), are responsible for auditing our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing their reports based on that audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023 that are included in our Annual Report filed with the Securities and Exchange Commission with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

During 2023, the Audit Committee was comprised of four members, Mark Baldwin, Christian Garcia, Gina Luna, and Shawn Williams. Angela John was appointed to the Audit Committee in March 2024. The Audit Committee is currently comprised of five non-employee independent directors and is governed by a written charter adopted by the Board of Directors that is reviewed by the committee annually and was last amended on December 13, 2023. The charter is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com. Under the charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) reviewing and discussing with management and our independent registered public accountants our earnings press releases, as well as public earnings guidance; (3) recommending to the Board of Directors the filing of our audited financial statements with the Securities and Exchange Commission; (4) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (5) our compliance with legal and regulatory requirements and our Code of Business Conduct and Code of Ethics for Senior Financial Officers; (6) the performance of our internal audit function; (7) the performance of our compliance function; (8) our information technology security and risk, including cybersecurity, as well as related key initiatives and action plans, and (9) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm's qualifications, services, independence, fees and performance.

In connection with the evaluation, appointment, compensation, retention and oversight of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead audit partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; sufficiency of firm resources; technical expertise and knowledge of the industry; quality of communication and interaction with the firm; known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; independence; objectivity; and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, specifically, audit and permissible non-audit services provided to us by GT. For more information regarding the Audit Committee’s preapproval procedures, please read “Audit Committee Preapproval Policies and Procedures” below.

The Audit Committee has also established procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints related to accounting or compliance matters we receive. We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing through one of the methods described in our Whistleblower Policy which is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.

As discussed more fully in Proposal No. 3 on page 18 of the Proxy Statement, the Audit Committee and Board of Directors believe that it is in the best interests of the Company and its stockholders to continue the retention of GT to serve as our independent registered public accountants. Accordingly, the Audit Committee has continued retention of GT as the Company’s in
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AUDIT COMMITTEE REPORT
dependent auditor for 2024. GT has been the independent auditor for the Company since June 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the Board of Directors request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

The Board of Directors has determined that each member of the Audit Committee is independent and possesses the necessary level of financial literacy required to enable him or her to effectively serve as an Audit Committee member and that our Audit Committee Chairman, Mark Baldwin, and Audit Committee member, Christian Garcia, each qualify as an Audit Committee Financial Expert. There were six meetings of the Audit Committee during the year ended December 31, 2023. The meetings of the Audit Committee are designed to facilitate and encourage communication among the members of the Audit Committee, management of the Company, our internal audit function, and GT.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee discussed with the Company’s internal auditors and GT the overall scope and plan for their respective audits. The Audit Committee met with the internal auditors and GT, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, including internal control over financial reporting, critical audit matters addressed during the audit, and the overall quality of our financial reporting.

The Audit Committee reviewed with GT, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with US generally accepted accounting principles, GT’s judgments as to the quality, not just the acceptability, of our accounting principles and discussed such other matters as are required to be discussed with the committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with GT their independence from our management and the Company, including the matters contained in the written disclosures and the letter received from GT required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by GT with GT’s independence.

The Audit Committee also reviewed and discussed together with management and GT our audited consolidated financial statements for the year ended December 31, 2023, and the results of management’s assessment of the effectiveness of our internal control over financial reporting and GT’s audit of internal control over financial reporting.

Over the course of a year, the Audit Committee has a rolling agenda covering a variety of standing matters such as briefings from the Internal Auditor on TETRA’s internal control system and on the outcomes of internal audits and notable control matters, briefings from the Chief Compliance Officer, and on tax matters, information technology management and security. In 2023, in addition to the standing matters, members of management, the internal auditor, and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including (i) Internal Revenue Code Section 382 tax loss carryforwards, (ii) our global banking structure and cash repatriation process, (iii) the structure and core responsibilities of the Public Company Accounting Oversight Board, and (iv) deferred tax valuation allowances.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Company with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Mark E. Baldwin, Chairman
Christian A. Garcia
Gina A. Luna
Shawn D. Williams

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

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AUDIT COMMITTEE REPORT
Fees Paid to Principal Accounting Firm
The following table sets forth the aggregate fees for professional services rendered to us by our principal accounting firm for the fiscal years ended December 31, 2023, and 2022, respectively:

	2023	2022
Audit fees (1)	$943,389	$869,754
Audit related fees	(2)15,000	(3)15,000
Tax fees (4)	900	—
All other fees	—	—
Total fees	$959,289	$884,754
(1) Includes (A) fees associated with the annual audit, including audit of internal control over financial reporting, and reviews of the Company’s quarterly reports on Form 10-Q, (B) $89,000 of statutory audit fees for our TETRA Chemicals Europe Sweden and TETRA Chemicals Europe Finland subsidiaries paid to our principal accounting firm, Grant Thornton LLP, in 2023, (C) $35,400 of statutory audit fees for our TETRA Chemicals Europe Sweden subsidiary paid to Grant Thornton LLP, in 2022.
(2) Consists of assurance and related services provided in such period in connection with the Company’s Form S-8 Registration Statement.
(3) Consists of assurance and related services provided in such period in connection with the Company’s Form S-3 Registration Statement.
(4) Consists solely of fees for certain permissible tax services for TETRA Chemicals Europe Sweden in such period paid to our principal accounting firm, Grant Thornton LLP.

The Audit Committee preapproved 100% of these fees shown in the above table. Before approving these fees, the Audit Committee considered whether the provision of services by our principal accounting firm that are not related to the audit of our financial statements was compatible with maintaining the independence of our principal accounting firm, and the Audit Committee concluded that it was.

Audit Committee Preapproval Policies and Procedures
The Audit Committee has adopted a pre-approval policy with respect to the services that may be performed by our independent auditors (the “Audit Firm”). This policy provides that all audit and non-audit services to be performed by the Audit Firm must be specifically pre-approved on a case-by-case basis by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions made by such member(s) to the entire Audit Committee at or before its next scheduled meeting. As of the date hereof, the Audit Committee has delegated this authority to the Chairman of the Audit Committee. Neither the Audit Committee, nor the person to whom pre-approval authority is delegated, may delegate to management their responsibilities to pre-approve services performed by the Audit Firm.

All requests or applications by the Audit Firm to provide services to us must be submitted to the Audit Committee or its chairman by both the Audit Firm and the Chief Financial Officer and must include a description of the services being requested for pre-approval and a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence.

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EXECUTIVE OFFICERS

Executive Officers
Our current executive officers and their ages and positions are as follows:

Name	Age	Tenure (years)	Position
Brady M. Murphy	64	6	President and Chief Executive Officer
Elijio V. Serrano	66	11	Senior Vice President and Chief Financial Officer
Matthew J. Sanderson	50	7	Executive Vice President and Chief Commercial Officer
Timothy C. Moeller	60	6	Senior Vice President - Global Supply Chain and Chemicals
Roy E. McNiven	44	1	Senior Vice President - Energy Services Operations
Alicia P. Boston	52	14	General Counsel and Chief Compliance Officer
Richard D. O'Brien	48	4	Vice President - Finance and Global Controller
Jacek M. Mucha	45	6	Vice President - Finance and Treasurer

(Information regarding the business experience of Mr. Murphy is set forth above under “Nominees for Director.”)

Elijio V. Serrano has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Serrano served as chief financial officer of UniversalPegasus International from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.). From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc. From 1982 through October 1999, Mr. Serrano was employed in various capacities with increasing responsibility by Schlumberger Ltd. Mr. Serrano served as a director, chairman of the audit committee, and as a member of the corporate governance and nominating committee of Tesco Corporation, a public company, until its acquisition by Nabors Industries Ltd. in December 2017. Since August 2022, Mr. Serrano has served as a director of Park Lawn Corporation, a Canadian public company, and as chairman of its human resources and compensation committee. Mr. Serrano received his B.B.A. degree in Accounting and Finance from the University of Texas at El Paso. Mr. Serrano was a certified public accountant in the State of Texas from 1986 until March 2002, at which time his license became inactive.

Matthew J. Sanderson has served as our Executive Vice President and Chief Commercial Officer since September 2022. From December 2016 until September 2022, he served as our Senior Vice President responsible for our Water and Flowback Services division and our global Completion Fluids and Products division. Prior to joining TETRA, Mr. Sanderson served as Regional Vice President - U.S. West at Schlumberger from October 2015 to November 2016. Mr. Sanderson started his career as a Field Engineer at Schlumberger in 1997 and held various leadership roles in Operations, Engineering, Human Resources, and QHSE in North America and internationally (Australia, Thailand, India, Canada). Mr. Sanderson earned a Bachelor of Applied Science in Civil Engineering (Environmental Option) from Queen's University in Kingston, Canada and a Master's of Science in Oil & Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

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EXECUTIVE OFFICERS

Timothy C. Moeller has served as our Senior Vice President of Global Supply Chain and Chemicals since May 2020 and served as Vice President and Chief Procurement Officer from April 2018 to May 2020. Prior to joining TETRA, from September 2012 until March 2018, Mr. Moeller served as Chief Operating Officer of Melior Innovations and Chief Executive Officer of TessaFrac. From May 2006 until February 2012, Mr. Moeller held numerous Supply Chain management positions with increasing responsibility at Halliburton. Earlier in his career, Mr. Moeller held several supply chain management positions with Tyco International and YPF/Maxus Corporation. Mr. Moeller received a bachelor’s degree in business administration from Texas A&M University.

Roy E. McNiven has served as our Senior Vice President of Energy Services Operations since September 2022. Prior to joining TETRA, he served as the Senior Vice President of Operations for CSI Compressco GP LLC, the general partner of CSI Compressco LP and one of our former subsidiaries, from December 2019 until February 3, 2022 and as Vice President of Operations from October 2018 until December 2019. Mr. McNiven served as Vice President of Rental Operations at Nabors Industries from December 2017 until joining CSI Compressco. Prior to this role, he served for 13 years at Tesco Corporation in various management levels roles, including Vice President of Product Supply and Commercialization, Vice President of Products and Services, Vice President of Aftermarket Sales & Service, Rentals and Global Supply Chain, and Global Director, Aftermarket Sales & Service and Rentals, before Tesco was acquired by Nabors. Mr. McNiven earned a Bachelor of Business Administration degree, as well as an Executive MBA, from Athabasca University in Canada.

Alicia P. Boston has served as our General Counsel since August 2021 and has served as our Chief Compliance Officer since August 2020. Ms. Boston leads the global legal and compliance functions for our domestic and international operations and has oversight of all aspects of legal affairs, compliance and ethics. She has 25 years of combined legal experience in corporate law, contracts, strategic commercial transactions and managing litigation. From July 2009 to August 2021, she served in various in-house counsel roles in our legal department, including as assistant general counsel where she managed a broad range of legal matters with increasing responsibility. Prior to joining TETRA, Ms. Boston practiced law at private law firms in corporate and securities roles, including at Jackson Walker LLP (an Am Law 200 law firm) and other private law firms. In addition, Ms. Boston has also worked as in-house corporate legal counsel at TOTAL Petrochemicals USA, a corporate subsidiary of publicly-traded TOTAL S.A. Ms. Boston holds a Juris Doctor with honors from Texas Southern University and BBA in International Business from The University of Texas at Austin. She has been a member of the State Bar of Texas since 1997.

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EXECUTIVE OFFICERS

Richard O’Brien has served as our Vice President of Finance and Global Controller since March 25, 2019 and as Assistant Treasurer since May 3, 2019. Mr. O’Brien served in several senior finance positions with increasing responsibilities with BHP Petroleum from October 2002 until he joined TETRA. He served as Head of Separation of BHP’s shale business from June 2018 until March 2019 and prior to that as Head of Finance from July 2014 until May 2018. He also served as Operations Accounting Controller from December 2012 until July 2014. Mr. O’Brien received his B.A. degree in English Literature from Cardiff University in Cardiff, Wales, and is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales.

Jacek M. Mucha has served as our Vice President – Finance and Treasurer since September 2019 and served as Senior Director, Financial Planning and Analysis since he joined us in February 2018. From March 2014 to February 2018, he served in various financial roles at Tesco Corporation, including Vice President – Finance and Director, Corporate Development, Investor Relations and Financial Planning and Analysis. From May 2011 to March 2014, Mr. Mucha served in various financial roles with increasing responsibility at Lufkin Industries, Inc. From 2001 until May 2011, he held various financial roles at several investment banking and consulting firms. Mr. Mucha received his B.A. degree in Economics from Washington and Lee University and his Master of Business Administration from the University of Texas at Austin, McCombs School of Business.

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

2023 CD&A At-A-Glance

This Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of our executive compensation program and discusses the 2023 compensation earned by our Chief Executive Officer and the officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other employees designated as our senior officers (together with our NEOs, “Senior Management”). It also explains the decision-making process of our Human Capital Management and Compensation Committee of our Board of Directors (the “Committee”) and actions the Committee took during 2023 based on its ongoing commitments to solicit and consider stockholder feedback regarding our compensation program for our Senior Management and to ensure that we continue to execute our long-term strategies and achieve sustainable growth in returns for our stockholders. During 2023, we:

☑	Achieved 229% growth in GAAP net income and 37% growth in Adjusted EBITDA compared to 2022.
☑	Received unanimous approval of the 6,138-acre Evergreen Brine Unit by the Arkansas Oil and Gas Commission.
☑	Completed the engineering design for our first commercial produced water beneficial re-use project with a planned deployment later in 2024.
We refer to certain non-GAAP measures that are used in our compensation decisions throughout this CD&A. Please refer to Appendix A of this Proxy Statement for information regarding these measures.

I. Executive Summary

Company Operations and Performance
We are an energy services and solutions company with operations on six continents focused on developing environmentally conscious services and solutions that help make people’s lives better. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, we are expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. We have two reportable segments: the Completion Fluids & Products Division, and the Water & Flowback Services Division.

Our Completion Fluids & Products Division manufactures and markets clear brine fluids (“CBFs”), additives, and associated products and services to the oil and gas industry for use in well drilling, completion, and workover operations in the United States and in certain countries in Latin America, Europe, Asia, the Middle East, and Africa. The Division also markets liquid and dry calcium chloride products manufactured at its production facilities or purchased from third-party suppliers to a variety of markets outside the energy industry, and markets TETRA PureFlow, an ultra-pure zinc bromide, as well as TETRA PureFlow Plus, an ultra-pure zinc bromide/zinc chloride blend; both to several battery technology companies.

Our Water & Flowback Services Division provides onshore oil and gas operators with comprehensive water management services. The Division also provides frac flowback, production well testing, and other associated services in many of the major oil and gas producing regions in the United States, as well as in oil and gas basins in certain countries in Latin America, Europe, and the Middle East.

During 2023, we achieved significant financial and strategic milestones, including 229% growth in GAAP net income and 37% growth in Adjusted EBITDA compared to the prior year, the unanimous approval of our joint brine unit application in Arkansas, the refinancing of our existing debt at more cost-effective rates, and we were once again ranked the top completion fluids supplier in the Gulf of Mexico for product quality and overall performance. We also completed the engineering design for our first commercial produced water beneficial re-use project with a planned deployment later this year. We anticipate that our continued growth and ability to generate strong free cash flow from our base businesses to fund our long-term strategies will be a significant driver of long-term stockholder value.

Actions taken by the Committee during 2023 to design compensation programs that retain valued executive talent and reward the creation of stockholder value are described below.

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COMPENSATION DISCUSSION & ANALYSIS
Positive 2023 Say-on-Pay Vote Outcome and Stockholder Engagement
In 2023, we received approximately 94.5% stockholder support on our say-on-pay advisory vote. We maintain an ongoing, proactive outreach effort with our stockholders. Our Board of Directors has a practice of periodically engaging with stockholders to seek feedback on our executive compensation program. We appreciate that our stockholders take the time to have a candid dialog with us and provide us with meaningful feedback. Although each stockholder’s particular focus is slightly different, our pay for performance approach to executive compensation, emphasis on social responsibility, and human capital management have been well received. The feedback we receive from future stockholder outreach efforts will be considered in our assessment of any changes in our compensation programs. We are pleased with our say-on-pay results and stockholder feedback and will continue to engage with our stockholders to be sure we understand their perspectives. For a discussion of our stockholder engagement efforts on topics such as corporate governance and sustainability, please see page 28 in this Proxy Statement.

Overall Compensation Structure
We seek to structure a balance between achieving positive short-term annual results and ensuring long- term viability and success by providing both annual and long-term incentive opportunities. The following graphic illustrates the components of the total compensation opportunities available to members of our Senior Management:

Key Compensation Practices and Policies
We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do
☑ Tie a significant portion of our pay to performance through objective performance measures
☑ Mitigate compensation risk through our Clawback Policy, which applies to all forms of incentive compensation earned by our executive officers
☑ Monitor robust stock ownership through our stock ownership guidelines
☑ Retain an independent compensation consultant that does not provide any services to management
☑ Ensure a fully independent Human Capital Management and Compensation Committee
☑ Have established procedures for granting of equity awards
☑ Utilize a returns-based performance metric in long-term incentive awards granted to our executive officers
☑ Annually review pay and performance alignment, including S.M.A.R.T.(1) goals for our NEOs that are reviewed by our Board of Directors

☒ Enter into employment agreements with fixed terms with our officers
☒ Guarantee annual salary increases or bonuses
☒ Reload, reprice, or back-date stock options
☒ Allow short sales, transactions involving derivatives of our stock, or certain hedging transactions
☒ Grant stock options with an exercise price less than fair market value
☒ Provide tax gross-ups or significant executive perquisites such as club memberships or private air travel
☒ Enter into single-trigger change of control agreements
☒ Have a poison pill
☒ Pay dividends on unvested equity awards
☒ Allow for our relative TSR performance-based awards to pay above target if absolute TSR Is negative

(1) Specific, Measurable, Achievable, Relevant, Time-bound

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COMPENSATION DISCUSSION & ANALYSIS

II. Compensation Philosophy & Objectives

Overview of Compensation Philosophy and Objectives
We strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our philosophy is to maintain an executive compensation program that will attract, retain, motivate, reward, and align highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our Senior Management:

Attract	Retain	Motivate	Reward	Align
Structure pay programs and compensation levels that reflect competitive market practices in relevant markets, taking into consideration pay practices of our relevant peer group.	Provide long-term equity and cash compensation opportunities that are consistent with our overall compensation philosophy and drive individual and organizational performance.	Motivate Senior Management to deliver outstanding financial and operational results by establishing performance objectives that incentivize exceptional individual and team effort.	Provide a significant percentage of total compensation that is “at-risk” or “variable,” based on performance measures that are challenging and meaningful to our long-term strategic goals.	Ensure that a significant portion of total compensation is determined by increases in stockholder value, thus assuring alignment of Senior Management and our stockholders’ interests.

Focus on Performance-Based Pay

In establishing target compensation levels, the Committee places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Historically, variable pay has included the following:

•Annual Cash Incentive. Performance-based cash incentives based on achievement of specific annual performance objectives.
•Long-Term Cash Incentive. Performance-based long-term cash based on achievement of specific long-term financial and other performance objectives that incentivize Senior Management to focus on creation of long-term, sustainable stockholder value. Awards of long-term performance-based cash provide the same retention value as awards of long-term equity and give us flexibility to conserve stockholder approved awards under our equity plans.
•Restricted Stock Units (RSUs). Time-based RSUs that vest over a set number of years and have value based on the market price of TETRA stock at the time of vesting.

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COMPENSATION DISCUSSION & ANALYSIS
For 2023, approximately 84% of the target compensation opportunities for our CEO and 71% of the target compensation opportunities for our other NEOs were variable or “at-risk,” as illustrated in the following pie charts.

2023 NEO TARGET TOTAL DIRECT COMPENSATION
CEO	Other NEOs

(1) For annual cash incentive amounts earned in 2023, portions of the value earned by Messrs. Murphy, Serrano, Sanderson, and Moeller (ranging from 50% to 100%) will be settled in RSUs that vest one year from the date of grant, subject to their continued service through such date, in lieu of cash.
(2) Awards of long-term performance-based cash for our CEO and other NEOs.
(3) Awards of RSUs for our CEO and other NEOs.

III. Roles & Processes

Role of Committee. The Committee determines our overall compensation philosophy, sets the compensation of our CEO, approves the compensation of our NEOs, and oversees the compensation of the other members of Senior Management. In making compensation decisions, the Committee considers all of the following factors:
•our financial and operational results including health, safety, and environmental performance;
•our strategic goals and accomplishments;
•alignment of compensation opportunities with the interests of our stockholders;
•the performance and potential of our CEO and other members of Senior Management;
•compensation paid by companies in our compensation peer group;
•compensation data from available industry surveys for executive officers with similar positions and with roles and responsibilities similar to our Senior Management;
•market data and analysis and recommendations provided by any compensation consultant engaged by the Committee;
•overall compensation paid to our CEO and members of Senior Management in previous years, including the value of equity-based compensation;
•the recommendations of our CEO with respect to specific compensation matters, including changes in compensation for our Senior Management;
•the retention value of long-term compensation plans;
•alignment of our overall compensation program with our policies and strategies related to human capital management, including diversity, equity, and inclusion; and
•exogenous macroeconomic factors such as the COVID-19 pandemic.

The Committee has the authority to retain compensation consultants, outside counsel, or other advisors to assist the Committee in the discharge of its duties. In any given year, the Committee bases its decision on whether to retain a compensation consultant on factors including prevailing market conditions, regulatory changes governing executive
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COMPENSATION DISCUSSION & ANALYSIS
compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged, the Chairman of the Committee maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the Committee and/or the CEO and certain members of Senior Management. The Committee, and/or its Chairman, also periodically meets with the compensation consultant independently of management. Through this communication with the Chairman of the Committee, the consultant reports to, and acts at the direction of, the Committee. Although our CEO and certain members of Senior Management may receive the consultant’s reports and data, the Committee retains and exercises sole control and authority over the compensation consultant.

Role of CEO. Our CEO makes recommendations to the Committee with regard to salary, including any adjustments, and the annual and long-term incentives available to our Senior Management, excluding himself. His recommendations are based on factors such as his judgment and experience, available market data, and his evaluation of individual performance and contribution. In the Committee’s review of the changes in compensation recommended by the CEO, the Committee considers the CEO’s evaluations of and recommendations for each member of Senior Management as well as its own evaluations of Senior Management and the input and analysis of the Committee’s compensation consultant. In conjunction with our CEO, the Committee reviews the compensation of our Senior Management other than our CEO. Subsequently, the Committee, in executive session, establishes the compensation for our CEO.

Role of Compensation Consultant. For its evaluation of our 2023 compensation program, the Committee retained the services of Meridian Compensation Partners (“Meridian”), a provider of executive compensation consulting and corporate governance services to over 700 major publicly traded and privately held corporations. Before engaging Meridian, the Committee confirmed that Meridian did not have business or personal relationship with any of our executive officers or any member of the Committee, and that Meridian had procedures in place to prevent conflicts of interest. The Committee discussed these considerations and concluded that there were no conflicts of interest with respect to the compensation consulting services provided by Meridian.

In September of 2023, the Committee chose to retain Compensation Advisory Partners (CAP) as its independent advisor. We anticipate that CAP will provide the Compensation Committee with information on the compensation practices of our peer group and other oilfield service companies and on the reasonableness of our program. In so doing, CAP will provide the Compensation Committee with information on each element of pay for our executive officers as well as a comparison of each such element of compensation against our peers and the broader oilfield services sector. Before engaging CAP, the Committee confirmed that CAP did not have a business or personal relationship with any of our executive officers or any member of the Committee, and that CAP had procedures in place to prevent conflicts of interest. The Committee discussed these considerations and concluded that there were no conflicts of interest with respect to the compensation consulting services provided by CAP. The Committee will continue to evaluate CAP as its compensation consultant, including screening for such conflicts of interest, on an ongoing basis.

Peer Group. In order to ensure the competitiveness of our compensation program, which is a critical factor in our ability to attract and retain high-caliber executive talent, the Committee periodically reviews compensation paid by other companies in the oilfield services industry. For 2023, the Committee, with the assistance of Meridian, adopted one peer group for our evaluation of Senior Management compensation (our “compensation peer group”) and our relative total stockholder return ("RTSR") performance measure under our long-term incentive awards (our “performance peer group”). The peer group is reviewed by the Committee on an annual basis to ensure that we maintain appropriate comparator companies.

Compensation & Performance Peer Group

Criteria for selecting companies to be included in the compensation and performance peer group include similarity of business characteristics and competition with us in terms of the customers we serve, our belief that we compete with them for executive talent, and overall comparability in terms of size (as measured by revenue and enterprise value).

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COMPENSATION DISCUSSION & ANALYSIS
In February of 2023, with the assistance of Meridian, the Committee adopted the following peer group to be used for the purpose of making appropriate peer comparisons for the Committee’s evaluation of our 2023 compensation program, including pay mix, prevalence of long-term incentive vehicles, and pay-for-performance plans, and to measure our RTSR under the long-term performance-based cash incentive awards to be granted in 2023, for the performance period of January 1, 2023 through December 31, 2025:

Compensation & Performance Peer Group Used to identify and compare executive pay practices, and to measure our RTSR under long-term performance-based cash incentive awards
•Aris Water Solutions, Inc.
•Core Laboratories N.V.
•Dril-Quip Inc.
•Forum Energy Technologies, Inc.
•Flotek Industries, Inc.
•Hawkins Inc.
•KLX Energy Services Holdings, Inc.
•National Energy Services Reunited
•Nine Energy Service, Inc. •Newpark Resources, Inc. •Oil States International, Inc. •Ranger Energy Services, Inc. •Mammoth Energy Services, Inc. •Select Energy Services, Inc. •Expro Group Holdings N.V.

The Role of Market Data. While the Committee does consider our peer group’s practices in establishing compensation opportunities, it does not specifically benchmark the values of base salaries, annual incentives, or long-term incentives relative to that peer group or any survey data. Rather, the Committee periodically reviews the overall compensation offered by the members of our peer group in order to ensure that our compensation program remains competitive. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual and long-term award opportunities, as it provides the best indication of competitive compensation levels for our Senior Management.

The market data is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans.

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COMPENSATION DISCUSSION & ANALYSIS

IV. Compensation Elements

We strongly believe that Senior Management should be compensated with a package that includes the following four elements:

Element	Purpose	Key Features	Changes for 2023
Base Salary	Fixed base pay to competitively compensate executives for their roles at TETRA
•The Committee periodically reviews relevant market data to ensure our salary program is competitive
•Salaries may be adjusted for performance, expansion of duties and responsibility, and/or changes in market salary levels
•When considering salary adjustments, the Committee reviews corporate performance goals, individual performance potential, and our CEO’s specific compensation recommendations (except with regard to his own salary)

•Base salaries for our CEO and other NEOs were adjusted in June of 2023 following broad-based company-wide merit increases
Annual Cash Incentives	Drive achievement of specific annual performance objectives
•Target award opportunities are a percentage of base salary
•A threshold, target, and stretch performance objective is established for each performance measure
•100% of the CEO’s annual cash incentive is determined by absolute financial measures
•80% of the other NEOs’ annual cash incentives are determined by absolute financial measures
•Actual earned amounts of annual cash incentives can range from 0% to 200% of target

•For 2023, 100% of our CEO’s annual cash incentive was determined by absolute financial measures
Long-Term Cash and Equity Incentives	Motivate executives to create long-term value for stockholders
•Awards include time-based RSUs and performance-based cash, the combination of which provides the company with increased retention value and rewards participants for improved financial results and improved relative stock price performance
•50% of 2023 LTI awards consist of long-term performance-based cash with a 3-year performance period and a maximum payout of 200% of target
◦Performance measures are RTSR, weighted 50%, and Return on Net Capital Employed (“RONCE (EBIT)”), weighted 50%
•50% of 2023 LTI awards consist of RSUs that vest over a 3-year period
◦RSUs are key to employee retention and alignment with the interests of our stockholders

•None
Employee Benefits	Enable executives to successfully execute their roles while safeguarding the health and well-being of themselves and their families	•Health and welfare benefit plans offered to our executives are the same plans offered to all employees •Retirement plan options include 401(k) and deferred compensation	•None

Our utilization of each of these elements in our 2023 compensation program is discussed in detail below.

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COMPENSATION DISCUSSION & ANALYSIS
Base Salary
In June of 2023, following broad-based merit increases for more than 85% of our global employees, the base salary of each of our NEOs was increased. In determining the amounts of increases for our CEO and other Senior Management, the Committee considered scope of responsibility and the CEOs evaluation of individual performance (other than his own individual performance). With regard to our CEO and other Senior Management, although the Committee did review base salaries for comparable positions offered by members of our compensation peer group, it did not specifically benchmark against the values of those base salaries. The table below shows the base salary for each of our NEOs as of December 31, 2022, and the increased base salary effective June 3, 2023:

Name	Title	Base Salary as of Dec. 31, 2022	Base Salary as of June 3, 2023
Brady M. Murphy	President & Chief Executive Officer	$660,000	$700,000
Elijio V. Serrano	Sr. Vice President & Chief Financial Officer	420,000	435,000
Matthew J. Sanderson	Executive Vice President & Chief Commercial Officer	440,000	450,000
Timothy C. Moeller	Sr. Vice President	415,000	430,000
Roy E. McNiven	Sr. Vice President	385,000	405,000

Annual Cash Incentives
As part of its annual review of Senior Management compensation, the Committee reviews a preliminary estimate of the aggregate amount of annual cash incentive compensation that may be awarded under our Cash Incentive Compensation Plan (“CICP”) in the following year and discusses the overall effectiveness of the plan in furthering our compensation philosophy.

The following table sets forth the annual cash incentive opportunities for the 2023 plan year, shown as a percentage of annual base salary, for our CEO and each of our other NEOs. Annual cash incentive opportunities are capped at the “stretch” percentage of base salary for each NEO, which is equal to 200% of each NEO’s target incentive opportunity. The target annual cash incentive opportunity for each NEO is calculated using his base salary as of December 31, 2023.

Name	Threshold Annual Incentive Award as % of Base Salary	Target Annual Incentive Award as % of Base Salary	Stretch Annual Incentive Award as % of Base Salary
	(0% of Target Award)	(100% of Target Award)	(200% of Target Award)
Brady M. Murphy	0%	125.0%	250.0%
Elijio V. Serrano	0%	100.0%	200.0%
Matthew J. Sanderson	0%	80.0%	160.0%
Timothy C. Moeller	0%	70.0%	140.0%
Roy E. McNiven	0%	70.0%	140.0%

The following table sets forth the performance measures and target performance objectives approved by the Committee for each of our NEOs for the 2023 plan year under the CICP, and the business consideration underlying each performance measure. Please refer to Appendix A of this Proxy Statement for reconciliations of non-GAAP financial measures.
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COMPENSATION DISCUSSION & ANALYSIS

Performance Measure	Target Performance Objective	Weight of Performance Measure for:		Business Consideration
		CEO	Other NEOs
Adjusted EBITDA for Compensation Purposes (Determined based on Adjusted EBITDA for external reporting purposes, less adjusted realized and unrealized income or loss from investments and certain board and executive compensation, as described in Appendix A of this Proxy Statement)	$93.7 million at target	100%	80%
The Adjusted EBITDA for Compensation Purposes performance measure ensures focus on the financial outcome of day-to-day and long-term operating decisions that impact the profitability of our businesses, including:
•Ensuring that day-to-day spending is tightly managed and aligned with our annual operating budget, and that operational plans and projects (including acquisitions) are quickly integrated in order to maximize efficiencies.
•Prioritizing projects across the organization to elevate focus on those that have the greatest potential return on investment.
•Driving cross-functional alignment among product lines and geographies to capture incremental improvements in productivity.
•Ensuring differentiation of service quality, which positions us to manage pricing through market cycles and pursue and maintain relationships with the most profitable customers.
•Fostering innovation to develop new products and technologies that expand our customer base.

Individual Performance Objectives (“IPOs”)	0%	20%	IPOs provide an opportunity for each NEO (other than our CEO) to earn incentive compensation based on their personal or team performance compared to established target objectives reviewed by the Committee at the beginning of the plan year. We believe that IPOs are a critical component of the plan structure, as they drive performance related to specific strategic objectives and line-of-sight goals.

Sustainability (Health, Safety, and Environment)	Up to 10% negative modifier	Up to 10% negative modifier	Health, safety, and environmental performance can be a negative modifier that may reduce (but not increase) amounts earned under other performance measures if health, safety, and environmental results are deemed to be unsatisfactory.

Although a portion of our CEO’s annual cash incentive award has been based on IPO performance in prior years, for the 2023 plan year, the Committee chose to base 100% of our CEO’s award on the Adjusted EBITDA for Compensation Purposes performance measure, subject to any negative safety modifier. In making this decision, the Committee considered the breadth of our CEO’s responsibilities, which includes oversight of the individual performance of our other NEOs and Senior Management relative to their own strategic goals and objectives for the portions of the business they oversee. Their success in achieving those goals and objectives is a direct reflection of the CEO’s effectiveness as a leader. Therefore, the Committee determined that IPOs for the CEO are not necessary.

Actual results for the Adjusted EBITDA for Compensation Purposes performance measure had to exceed a minimum threshold level of 60% of the established target performance objective for any portion of awards based on this measure to be earned. A target payment level of 100% corresponds to the target performance level of 100% and a maximum payment level of 200% corresponds to the stretch performance level of 140%. For actual results that fall between threshold and target, and target and stretch, straight line interpolation is used to determine the earned amount of the award.

Performance and Payout Levels for Adjusted EBITDA for Compensation Purposes Performance Measure
Performance Level	Performance, as a Percentage of the Target EBITDA Performance Objective	Weighted Portion of Target Annual Incentive Award that may be Earned for our CEO	Weighted Portion of Target Annual Incentive Award that may be Earned for our Other NEOs
Threshold	60%	0%	0%
Target	100%	100%	80%
Stretch	140%	200%	160%
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COMPENSATION DISCUSSION & ANALYSIS

The following table shows the target performance objective and actual 2023 result for each performance measure applicable to our NEOs, as well as the IPOs that were reviewed and approved by the Committee for each of our NEOs for the 2023 plan year.

Performance Measure	Target Performance Objective	Result of 2023 Performance Period
Adjusted EBITDA for Compensation Purposes	$93.7 million	$101.5 million (108.4% of target)

IPOs	Other NEO to Which Each IPO Applies
	Mr. Serrano	Mr. Sanderson	Mr. Moeller	Mr. McNiven
Attain financial targets for revenue, adjusted EBITDA, EBITDA margins, and use of capital.	X	X	X	X
Achieve strategic initiatives, including desalination engineering, Arkansas development, refinancing of existing term loan, and identifying capital for strategic projects.	X	X	X	X
Performance objectives for health, safety, and the environment.	X	X	X
Attain applicable human capital objectives regarding diversity and inclusion, development, and retention.	X	X	X	X
Overall 2023 IPO Performance Rating	Significantly Exceeds Expectations	Exceeds Expectations	Significantly Exceeds Expectations	Exceeds Expectations

Under the annual cash incentive awards for 2023, safety is a negative modifier that may reduce payments earned under other performance metrics if targeted health, safety, and environmental results are not attained. Due to a below target safety performance in 2023, the Committee determined that a 10% safety deduction would be applied to earned amounts of the 2023 annual cash incentive for all participants, including our CEO and other NEOs.

The following table shows the weight of each performance measure, the percentage of the award deemed to have been earned based on the performance criteria discussed above and 2023 results, and the amount of the award opportunity earned related to each performance measure.

	Target Amount of 2023 Award Opportunity	Weight of Adjusted EBITDA for Compensation Purposes Performance Measure	Weighted % of Adjusted EBITDA for Compensation Purposes Performance Measure Earned	Weight of IPOs	Weighted % of IPOs Earned	Safety Deduction	Total Amount of 2023 Award Earned(1)
Brady M. Murphy	$875,000	100.0%	120.9%	0%	0%	$(105,766)	$951,898
Elijio V. Serrano	435,000	80.0%	96.7%	20.0%	20.0%	(50,765)	456,883
Matthew J. Sanderson	360,000	80.0%	96.7%	20.0%	16.0%	(40,572)	365,150
Timothy C. Moeller	301,000	80.0%	96.7%	20.0%	20.0%	(35,127)	316,142
Roy E. McNiven	283,500	80.0%	96.7%	20.0%	16.0%	(31,951)	287,556
(1) Messrs. Murphy, Serrano, Sanderson, and Moeller elected to receive a significant portion of the earned amounts of the 2023 awards (ranging from 50% to 100%) in the form of RSUs that vest one-year from the date of grant, subject to continued service through such date, in lieu of cash. The number of RSUs granted to each NEO was determined by dividing the dollar amount of the portion of the earned award paid in RSUs by the closing market price for our stock on the date of grant, rounded up to the nearest whole share. The table below shows the portion of the earned amount of each award paid in cash and the portion of the earned amount of each award settled in RSUs.

	Total Amount of 2023 Award Earned	Portion of Award Paid in Cash	Portion of Award Settled in RSUs	Number of RSUs Granted
Brady M. Murphy	$951,898	0%	100.0%	222,927
Elijio V. Serrano	456,883	0%	100.0%	106,998
Matthew J. Sanderson	365,150	50.0%	50.0%	42,758
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COMPENSATION DISCUSSION & ANALYSIS

	Total Amount of 2023 Award Earned	Portion of Award Paid in Cash	Portion of Award Settled in RSUs	Number of RSUs Granted
Timothy C. Moeller	316,142	50.0%	50.0%	37,019
Roy E. McNiven	287,556	100.0%	0%	0

Long-Term Incentives
2023 Awards of Long-Term Incentives. Target values of awards of long-term incentives granted to our NEOs in 2023 consist 50% of RSUs, and 50% of long-term performance-based cash. In establishing the structure of these awards, the Committee considered the following factors: the similar retention value provided by long-term awards of equity and cash; their desire to ensure that a minimum of 50% of the target values of long-term awards would be at-risk, based on achievement of specific long-term financial and other performance objectives; and, the need to conserve the number of stockholder approved equity awards available under our equity plan.

The following table summarizes the 2023 awards of long-term incentives to each of our NEOs:

	Target Value of Restricted Stock Units(1)	Target Value of Long-Term Performance-Based Cash	Total Target Long-Term Award Value(1)
Brady M. Murphy	$1,350,000	$1,350,000	$2,700,000
Elijio V. Serrano	500,000	500,000	1,000,000
Matthew J. Sanderson	375,000	375,000	750,000
Timothy C. Moeller	300,000	300,000	600,000
Roy E. McNiven	300,000	300,000	600,000
(1) The values of RSUs and the Total Long-Term Award Values in the table above reflect the values targeted by the Committee when granting these awards. The numbers of RSUs awarded are determined using 20-day average closing market prices through the day prior to the award date. For actual grant date values of the number of RSUs awarded, refer to the Summary Compensation Table.

The Committee has historically approved awards of long-term incentives on an annual basis, in February of each calendar year, following their review of prior calendar year performance. The Committee approved annual awards of RSUs under the TETRA First Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to each of our NEOs on February 22, 2023. One-third of the RSUs vest on the first anniversary of the grant date, and a one-sixth portion of the RSUs will vest every six months until fully vested.

Also on February 22, 2023, the Committee established performance measures and performance objectives applicable to the long-term performance-based cash awards granted to our NEOs. Such awards were granted under the CICP for the three-year performance period ending on December 31, 2025. The performance measures and the relative weights of each such performance measure for these long-term cash incentive awards are:

Performance Measures Applicable to Awards of Long-Term Performance-Based Cash

(i) TETRA’s RONCE (EBIT) for each year in the three-year period ending December 31, 2025, weighted 50%; and

(ii) RTSR based on our Compensation &
Performance Peer Group for the three-year period
ending December 31, 2025, weighted 50%

Our RONCE (EBIT) performance measure is defined as earnings before interest and tax (EBIT), divided by the average of current year-end and last year-end net capital employed. Net capital employed is defined as total assets minus cash, minus current liabilities, plus current debt. The Committee utilized the RONCE (EBIT) performance measure for these long-term incentive awards in order to focus our NEOs on the creation of sustainable stockholder value. Please refer to Appendix A in this Proxy Statement for reconciliations of non-GAAP financial measures.

In addition, a cap of 100% of the target award will be imposed on the portions of the long-term performance-based cash awards based on RTSR if our absolute TSR over the three-year performance period is negative. The Committee believes that this provision promotes better alignment with the financial outcomes experienced by our long-term stockholders.

On an annual basis, with the assistance of its compensation consultant, the Committee develops a peer group that is used to measure our RTSR under our long-term incentive awards. The 2023 Compensation & Performance Peer Group is
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COMPENSATION DISCUSSION & ANALYSIS
comprised of companies that compete with us in terms of one or more of the products and services we offer or the customers and geographies we serve. The following peer group was adopted by the Committee in February of 2023 in connection with their approval of long-term performance-based cash awards for the performance period of January 1, 2023 through December 31, 2025:

Compensation & Performance Peer Group Used to identify and compare executive pay practices, and to measure our RTSR under long-term performance-based cash incentive awards
•Aris Water Solutions, Inc.
•Core Laboratories N.V.
•Dril-Quip Inc.
•Forum Energy Technologies, Inc.
•Flotek Industries, Inc.
•Hawkins Inc.
•KLX Energy Services Holdings, Inc.
•National Energy Services Reunited
•Nine Energy Service, Inc. •Newpark Resources, Inc. •Oil States International, Inc. •Ranger Energy Services, Inc. •Mammoth Energy Services, Inc. •Select Energy Services, Inc. •Expro Group Holdings N.V.

For each performance measure, the following performance objectives and payment levels have been established by the Committee. If actual results fall between these established performance levels, straight line interpolation will be used to determine earned amounts of the awards:

•For TETRA's RONCE (EBIT), the threshold performance level is 66.67% of the target performance objective and corresponds to a 0% payment level; no portion of the award may be earned for results below the threshold performance level. The stretch performance level is 133.33% of the target performance objective and corresponds to a 200% payment level.

•For the RTSR performance measure for the three-year period ending December 31, 2025, the threshold performance level is a 25th percentile ranking relative to the peer group, which corresponds to a 0% payment level; no portion of the award may be earned for results below the threshold performance level. The stretch performance level is a 75th percentile ranking relative to the peer group, which corresponds to a 200% payment level. For actual results that fall between threshold and target, and target and stretch, straight line interpolation is used to determine the earned amount of the award:

2023 Long-Term Performance-Based Cash Incentives: TSR vs. Peer Group
Performance Level	Target Performance Objective	Portion of Target Award Vested
Threshold	25th %ile	0%
Target	50th %ile	100%
Stretch	75th %ile	200%

The amounts of the awards that may be earned by a participant at the end of the three-year performance period will be based on our attainment of these performance objectives, subject to the discretion of the Committee.

In October of 2023, the Committee approved a special, off-cycle, one-time award of 75,000 RSUs to Mr. Moeller under the Second Amended and Restated 2018 Equity Incentive Plan. These RSUs will vest ratably on each of the first, second and third anniversaries of the date of grant. In granting this special, one-time award, the Committee considered that Mr. Moeller identified an opportunity and led the team that successfully executed the acquisition of acreage required for the Arkansas brine unit, which is a key strategic initiative for TETRA.

Payment of Long-Term Performance-Based Cash Incentives Granted in 2021. In February of 2021, the Committee established performance measures and performance objectives applicable to long-term cash incentive awards granted to our NEOs under the CICP for the three-year performance period ending on December 31, 2023. The performance measures for these long-term incentive awards were: TETRA’s RONCE (EBIT) for each year within the three-year period ended December 31, 2023; and TSR relative to our performance peer group for the three-year period ending December 31, 2023. Mr. McNiven, who was first employed by us in 2022, did not receive a long-term performance-based cash incentive award in 2021.

Payments Earned Under 2021 RTSR Performance Measure

The following performance peer group was adopted by the Committee in 2021 in connection with their approval of the long-term cash incentive compensation awards based on RTSR for the performance period of January 1, 2021 through December 31, 2023:
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COMPENSATION DISCUSSION & ANALYSIS

Compensation & Performance Peer Group Used to evaluate our RTSR under long-term performance-based cash incentive awards granted for the January 1, 2021 through December 31, 2023 performance period	•Archrock, Inc. •ChampionX Corporation •Exterran Corporation •Forum Energy Technologies, Inc. •Liberty Oilfield Services, Inc. •Newpark Resources, Inc.	•Oil States International, Inc. •Patterson-UTI Energy, Inc. •Precision Drilling Corp. •RPC, Inc. •Select Energy Services, Inc. •USA Compression Partners LP

For the RTSR performance measure, a threshold, target, and stretch performance objective was established by the Committee. The following table provides the specific performance objectives established by the Committee for the RTSR performance measure and the portion of the target amount of the award that would be earned at each level of performance:

2021 Long-Term Performance-Based Cash Incentives: TSR vs. Peer Group
Performance Level	Target Performance Objective	Portion of Target Award Vested
Threshold	25th %ile	0%
Target	50th %ile	100%
Stretch	75th %ile	200%

Based on an analysis of our results for the performance period ended December 31, 2023, our absolute TSR for the period was 429.41%, which placed us at the 96th percentile of the applicable peer group, above the stretch performance level. Accordingly, the Committee determined that 200% of the RTSR portion of the 2021 award had been earned, and approved payment of the following earned portions of the 2021 awards based on RTSR:

	Target Value of 2021 Long-Term Cash Incentive Award based on RTSR	Amount Earned as of December 31, 2023(1)	% of Target Award Opportunity Earned
Brady M. Murphy	$625,000	$1,250,000	200.0%
Elijio V. Serrano	250,000	500,000	200.0%
Matthew J. Sanderson	150,000	300,000	200.0%
Timothy C. Moeller	100,000	200,000	200.0%
(1) Messrs. Murphy and Serrano elected to receive a portion of the earned amounts of the 2021 LTI Cash awards in the form of RSUs that vest one-year from the date of grant, subject to continued service through such date, in lieu of cash. The number of RSUs granted to each NEO was determined by dividing the dollar amount of the portion of the earned award paid in RSUs by the closing market price for our stock on the date of grant, rounded up to the nearest whole share. The table below shows the portion of the earned amount of each award paid in cash and the portion of the earned amount of each award settled in RSUs. Mr. McNiven was not employed by us at the time of the 2021 awards.

	Total Amount of 2021 Long-Term Cash Incentive Award based on RTSR Earned	Portion of Award Paid in Cash	Portion of Award Settled in RSUs	Number of RSUs Granted
Brady M. Murphy	$1,250,000	80.0%	20.0%	62,972
Elijio V. Serrano	500,000	80.0%	20.0%	25,189
Matthew J. Sanderson	300,000	100.0%	0%	0
Timothy C. Moeller	200,000	100.0%	0%	0

Payments Earned Under 2021 RONCE (EBIT) Performance Measure

The following table provides the specific performance objectives established by the Committee for the RONCE (EBIT) performance measure and the portion of the target amount of the award that would be earned at each level of performance, as well as the actual RONCE (EBIT) results attained for each year in the performance period:

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COMPENSATION DISCUSSION & ANALYSIS

2021 Long-Term Performance-Based Cash Incentives: RONCE (EBIT)
Weighting of Each Year’s Performance in Calculating Total Payout	29.0%	34.0%	37.0%
Performance Level	Target Performance Objectives			Unweighted Portion of Target Award Vested
	Year 1	Year 2	Year 3
Threshold	2.8%	10.0%	12.0%	30%
Target	3.5%	12.5%	15.0%	100%
Stretch	4.4%	15.6%	18.8%	150%
OA	5.3%	18.8%	22.5%	200%
	Actual RONCE (EBIT) Results			Aggregate Portion of Target Award Earned
	Year 1	Year 2	Year 3
	4.42%	13.45%	20.47%	147.39%

The Committee determined that our RONCE (EBIT) results for the three-year performance period were as follows: 4.4% in year 1 (126.3% of target); 13.4% in year 2 (107.6% of target); and, 20.5% in year 3 (136.5% of target), as shown in the table above. Accordingly, 152.6% of the portion of the award based on year 1 was earned, 115.2% of the portion of the award based on year 2 was earned, and 172.9% of the portion of the award based on year 3 was earned. The following table shows the aggregate amounts of the 2021 long-term performance-based cash awards based on the RONCE (EBIT) performance measure that were earned by each NEO:

	Target Value of 2021 Long-Term Cash Incentive Award based on RONCE (EBIT)	Amount Earned as of December 31, 2023(1)	% of Target Award Opportunity Earned
Brady M. Murphy	$625,000	$921,172	147.4%
Elijio V. Serrano	250,000	368,469	147.4%
Matthew J. Sanderson	150,000	221,081	147.4%
Timothy C. Moeller	100,000	147,388	147.4%
(1) Messrs. Murphy and Serrano elected to receive a portion of the earned amounts of the 2021 LTI Cash awards in the form of RSUs that vest one-year from the date of grant, subject to continued service through such date, in lieu of cash. The number of RSUs granted to each NEO was determined by dividing the dollar amount of the portion of the earned award paid in RSUs by the closing market price for our stock on the date of grant, rounded up to the nearest whole share. The table below shows the portion of the earned amount of each award paid in cash and the portion of the earned amount of each award settled in RSUs.

	Total Amount of 2021 Long-Term Cash Incentive Award based on RONCE Earned	Portion of Award Paid in Cash	Portion of Award Paid in RSUs	Number of RSUs Granted
Brady M. Murphy	$921,172	80.0%	20.0%	46,407
Elijio V. Serrano	368,469	80.0%	20.0%	18,563
Matthew J. Sanderson	221,081	100.0%	0%	0
Timothy C. Moeller	147,388	100.0%	0%	0

Retirement, Health, and Welfare Benefits
We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. We offer a 401(k) program to eligible employees of the Company. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees, including our NEOs, may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum dollar amount established under the Code. We generally make a matching contribution under the 401(k) Plan equal to 50% of the first 8% of eligible compensation the participant contributes to the 401(k) Plan.
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COMPENSATION DISCUSSION & ANALYSIS
All employees (other than nonresident aliens) who have reached the age of eighteen are eligible to participate in the 401(K) Plan beginning on the first day of the month following their completion of 30 days of service with us.

Nonqualified Deferred Compensation Plan. We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were seven participants in the program at December 31, 2023 (none of our current NEOs participate in this plan). Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive compensation, subject to certain established minimums. The amounts deferred may increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control.

Perquisites
Perquisites (“perks”) are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2023, no NEO received any compensation or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

Clawback Policy
In 2018, the Committee adopted the Executive Incentive Compensation Recoupment Policy (“Clawback Policy”). This policy covers recoupment of certain incentive compensation paid to certain of our officers, including each of our NEOs. Incentive compensation includes any performance bonuses or incentive awards, including short and long-term incentive bonuses (in cash or otherwise) and all forms of equity-based awards that are granted, earned or vested under any TETRA plan, arrangement or agreement based wholly or in part on the attainment of a financial reporting measure. The policy provides a mechanism to recoup incentive compensation in the event we are required to prepare a restatement of our previously issued financial statements to correct one or more errors that are material to those financial statements (other than to comply with changes in applicable accounting principles or to reflect retrospective reclassification or adjustment in accordance with applicable SEC rules and regulations) due to our material noncompliance with any financial requirement under the federal securities laws or in the event that our Board of Directors concludes that a covered officer engaged in misconduct that caused significant financial or reputational harm to us but did not cause the need for a restatement of our financial statements.

In October 2023, we updated our Clawback Policy to comply with new SEC regulations and NYSE listing standards. This Clawback Policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm TETRA or its stockholders.

Under the Clawback Policy, as updated in 2023, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.

The preceding description of our Clawback Policy is qualified by the Clawback Policy itself, which was filed as Exhibit 97.1 to TETRA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Severance Plan and Termination Payments
With the exception of the Change of Control Agreements described below, we do not have a defined severance plan for, or any agreement with, any NEO that would require us to make any termination payments.

Employment Agreements
We have previously entered into employment agreements with Messrs. Murphy, Serrano, Sanderson, Moeller, and McNiven that are substantially identical to the form of agreement executed by most of our employees. Each agreement evidences the at-will nature of employment and does not guarantee the term of employment, which is entirely at the discretion of the Board of Directors, or otherwise set forth the salary and other compensation of the NEOs, which is established in accordance with the procedures described above.

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COMPENSATION DISCUSSION & ANALYSIS
Double Trigger Change of Control Agreements
We have entered into change of control agreements ("COC Agreements") with each of our current NEOs and certain other members of our Senior Management. Each COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO’s employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements). For an overview of the specific terms and conditions of the NEOs' COC Agreements, please read the section titled "Potential Payments upon a Change of Control or Termination" below.

Indemnification Agreements
Each of our current directors and NEOs has executed an indemnification agreement that provides that we will indemnify these directors and officers to the fullest extent permitted by our Certificate of Incorporation, Bylaws and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director.

Stock Ownership Guidelines
Our Board of Directors has adopted a policy regarding stock ownership guidelines for our directors and executive officers. The stock ownership guidelines provided under the policy are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under this policy, our executive officers must hold shares of our common stock equal to a multiple, based upon position, of their base salary. The multiples applicable to our executive officers are as follows:
•Chief Executive Officer, five-times base salary;
•Chief Financial Officer, two-times base salary;
•Executive Vice Presidents, two-times base salary; and,
•Senior Vice Presidents, General Counsel, and Vice Presidents, one-times base salary.

Newly elected officers and directors have five years from the date of appointment to achieve compliance with the policy. As of the date of this report, subject to the transition period described above, all officers and directors are in compliance with the policy.

Tax and Accounting Implications of Executive Compensation
Under Section 162(m) of the Code, publicly held corporations generally may not take a tax deduction for compensation paid in excess of $1,000,000 in a year with respect to the corporation’s chief executive officer and other NEOs.

We may from time-to-time pay compensation to our executive officers that may not be deductible, including payments made under our CICP, discretionary bonuses, and other types of compensation outside of our plans. Although tax deductibility is one of the factors we consider in the design of our compensation plans and programs, we believe that our interests are best served by providing competitive compensation opportunities to our NEOs and other members of Senior Management, even if that results in the non-deductibility of certain amounts under the Code.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee met five times during the year ended December 31, 2023. The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Human Capital Management and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Human Capital Management and Compensation Committee of the Board of Directors,

Thomas R. Bates, Jr., Chairman
Sharon B. McGee
Shawn D. Williams

This report of the Human Capital Management and Compensation Committee shall not be deemed “soliciting material” or be “filed” with the SEC subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation
The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our other three most highly compensated executive officers (each a “Named Executive Officer”), for the fiscal year ended December 31, 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)	($)
Brady M. Murphy	2023	$683,077	$—	$1,298,177	$—	$3,123,070	$6,600	$5,110,924
President & CEO	2022	649,615	—	1,275,156	—	3,083,611	6,100	5,014,482
	2021	589,615	—	1,975,810	—	1,680,798	7,703	4,253,926
Elijio V. Serrano	2023	$428,654	$—	$480,807	$—	$1,325,352	$10,500	$2,245,313
Sr. Vice President & CFO	2022	414,808	—	472,280	—	1,347,618	9,750	2,244,456
	2021	379,038	—	856,683	—	933,777	3,584	2,173,082
Matthew J. Sanderson	2023	$445,769	$—	$360,608	$—	$886,231	$11,250	$1,703,858
Executive VP & CCO	2022	428,700	—	295,176	—	913,917	10,250	1,648,043
	2021	367,115	—	489,614	—	753,587	—	1,610,316
Timothy C. Moeller	2023	$423,654	$—	$702,484	$—	$663,530	$11,250	$1,800,918
Sr. Vice President	2022	402,885	—	283,369	—	569,404	10,250	1,265,908
	2021	313,077	—	336,819	—	414,835	2,727	1,067,458
Roy E. McNiven(5)	2023	$396,538	$—	$288,484	$—	$287,556	$11,850	$984,428
Sr. Vice President	2022	124,385	—	—	—	109,612	2,567	236,564
(1) None of our current NEOs is a participant in the Executive Nonqualified Excess Plan; however, if an NEO were to participate in the plan, amounts shown in the “Salary” column would include amounts earned but deferred pursuant to the Executive Nonqualified Excess Plan.
(2) The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSUs granted under our long-term incentive plan during the fiscal years ended December 31, 2023, 2022, and 2021, in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted under the TETRA equity plans may be found in “Note 13 - Equity-Based Compensation and Other” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024. The amounts reported in the "Stock Awards" column do not include the value of the RSUs granted to Messrs. Murphy, Serrano, Sanderson, and Moeller in 2024 as settlement of a portion of annual incentive compensation earned under the CICP for 2023, the value of the RSUs granted to Messrs. Murphy and Serrano in 2024 as settlement of a portion of long-term performance-based cash incentive compensation earned under the CICP for the three-year performance period ended December 31, 2023, or the value of the RSUs granted to Messrs. Murphy, Serrano, Sanderson, and Moeller in 2023 as settlement of a portion of each NEO's annual incentive compensation earned under the CICP for 2022.
(3) For Messrs. Murphy, Serrano, Sanderson, and Moeller, amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2023 include the earned amounts of each NEO's annual incentive compensation under the CICP for 2023, as well as earned amounts of the long-term performance-based cash incentive compensation earned for the three-year performance period ended December 31, 2023 under our CICP. Messrs. Murphy, Serrano, Sanderson, and Moeller elected to receive a portion of their annual incentive compensation earned with respect to 2023 in RSUs that vest on the first anniversary of the date of grant, subject to continued service, as described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.” Messrs. Murphy and Serrano elected to receive a portion of their long-term performance-based cash incentive cash compensation earned with respect to the three-year performance period ended December 31, 2023 in RSUs that vest on the first anniversary of the date of grant, subject to continued service, as described above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentives.”
(4) For 2023, the amounts reflected represent matching contributions under our 401(K) Retirement Plan.
(5) Mr. McNiven was first appointed as an executive officer during 2022; compensation data for prior years is not applicable.

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COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan Based Awards
The following table discloses the actual number of TETRA RSUs granted during the fiscal year ended December 31, 2023 to each NEO, including the grant date fair value of these awards, and the threshold, target, and maximum amounts of annual cash incentives and long-term non-equity (cash) incentives granted to each NEO.

Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold	Target	Maximum
		($)	($)	($)		(#)	(#)	($/Share)	($)
Brady M. Murphy	2/22/2023					344,344			$1,298,177
	2/22/2023	$—	$875,000	$1,750,000	(3)
	2/22/2023	$—	$675,000	$1,350,000	(4)
	2/22/2023	$—	$675,000	$1,350,000	(4)
Elijio V. Serrano	2/22/2023					127,535			$480,807
	2/22/2023	$—	$435,000	$870,000	(3)
	2/22/2023	$—	$250,000	$500,000	(4)
	2/22/2023	$—	$250,000	$500,000	(4)
Matthew J. Sanderson	2/22/2023					95,652			$360,608
	2/22/2023	$—	$360,000	$720,000	(3)
	2/22/2023	$—	$187,500	$375,000	(4)
	2/22/2023	$—	$187,500	$375,000	(4)
Timothy C. Moeller	2/22/2023					76,521			$288,484
	2/22/2023	$—	$301,000	$602,000	(3)
	2/22/2023	$—	$150,000	$300,000	(4)
	2/22/2023	$—	$150,000	$300,000	(4)
	10/04/2023					75,000	(5)		$414,000
Roy E. McNiven	2/22/2023					76,521			$288,484
	2/22/2023	$—	$283,500	$567,000	(3)
	2/22/2023	$—	$150,000	$300,000	(4)
	2/22/2023	$—	$150,000	$300,000	(4)
(1) The number of shares of stock or units granted on 2/22/2023 are the RSUs granted in connection with 2023 awards of long-term incentives which vest one-third on the first anniversary of the date of grant and one-sixth every six months thereafter.
(2) The dollar amount reported reflects the fair value on the date of grant in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted during 2023 may be found in “Note 13 - Equity-Based Compensation and Other” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024.
(3) The non-equity incentive plan amounts granted on February 22, 2023 are the threshold, target, and maximum amounts of the annual cash incentive awards granted for 2023 performance under our CICP. The actual amounts of annual cash incentive awards earned for 2023 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. In accordance with SEC rules, the RSUs granted to our NEOs in connection with the settlement of their 2023 annual cash incentive awards are not reported herein as such RSUs were not granted until performance was certified in 2024. Such RSUs will be reported in the 2025 proxy statement.
(4) The non-equity incentive plan amounts granted on February 22, 2023 are the threshold, target, and maximum amounts of the long-term cash incentives granted for the January 1, 2023 through December 31, 2025 performance period that may be paid, to the extent earned and at the Committee's discretion, in March 2026.
(5) Special one-time grant to Mr. Moeller of RSUs granted on October 4, 2023, which will vest in three substantially equal installments on each of the first, second, and third anniversaries of the grant date.

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Outstanding Equity Awards at Fiscal Year End
The following table shows certain information regarding outstanding stock option awards and RSUs granted under the TETRA equity plans as of December 31, 2023.

Outstanding Equity Awards at Fiscal Year End Table

Name	Option Awards				Stock or Unit Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units that Have Not Vested
	Exercisable	Unexercisable
	(#)	(#)	($/Share)		(#)		($)	(#)	($)
Brady M. Murphy					107,895	(3)	$487,685
Brady M. Murphy					231,007	(4)	$1,044,152
Brady M. Murphy					344,344	(5)	$1,556,435
Brady M. Murphy					335,552	(6)	$1,516,695
Elijio V. Serrano	41,860		$11.16	5/20/2024
Elijio V. Serrano	70,978		$7.15	5/4/2025
Elijio V. Serrano	74,686		$7.14	5/2/2026
Elijio V. Serrano	139,706		$4.51	2/22/2027
Elijio V. Serrano	103,826		$3.87	2/22/2028
Elijio V. Serrano					43,158	(3)	$195,074
Elijio V. Serrano					85,559	(4)	$386,727
Elijio V. Serrano					127,535	(5)	$576,458
Elijio V. Serrano					169,107	(6)	$764,364
Matthew J. Sanderson	66,177		$4.51	2/22/2027
Matthew J. Sanderson	54,645		$3.87	2/22/2028
Matthew J. Sanderson					25,895	(3)	$117,045
Matthew J. Sanderson					53,475	(4)	$241,707
Matthew J. Sanderson					95,652	(5)	$432,347
Matthew J. Sanderson					66,388	(6)	$300,074
Timothy C. Moeller	16,618		$4.19	5/4/2028
Timothy C. Moeller					17,264	(3)	$78,033
Timothy C. Moeller					51,336	(4)	$232,039
Timothy C. Moeller					76,521	(5)	$345,875
Timothy C. Moeller					27,921	(6)	$126,203
Timothy C. Moeller					75,000	(7)	$339,000
Roy E. McNiven					76,521	(5)	$345,875
(1) Under the terms of the TETRA equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.
(2) Market value of awards granted under the TETRA equity plans is determined by multiplying the number of shares of stock that have not vested by $4.52, the closing price of our common stock on December 29, 2023.
(3) One-third of the RSUs granted on February 17, 2021 vested on February 17, 2022; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2022 and the award will become fully vested in February of 2024.
(4) One-third of the RSUs granted on February 21, 2022 vested on February 21, 2023; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2023 and the award will become fully vested in February of 2025.
(5) One-third of the RSUs granted on February 22, 2023 vested on February 22, 2024; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2024 and the award will become fully vested in February of 2026.
(6) These amounts relate to the RSUs granted in lieu of cash under our CICP at the election of certain of our NEOs on March 6, 2023, which became fully vested on March 6, 2024.
(7) One-third of the RSUs granted on October 4, 2023 will vest on the first, second, and third anniversaries of the grant date and will become fully vested in October of 2026.
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Option Exercises and Stock Vested
The following table sets forth certain information regarding TETRA stock options and stock awards exercised and vested, respectively, under the TETRA equity plans by each of our NEOs during the fiscal year ended December 31, 2023.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Brady M. Murphy	—	$—	536,323	$2,319,634
Elijio V. Serrano	—	$—	207,346	$897,043
Matthew J. Sanderson	—	$—	140,455	$601,270
Timothy C. Moeller	—	$—	94,306	$410,338
Roy E. McNiven	—	$—	—	$—

Nonqualified Deferred Compensation
The following table discloses contributions, earnings, and balances for each of the NEOs under the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, as of December 31, 2023. None of our current NEOs participates in this plan.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Brady M. Murphy	$—	$—	$—	$—	$—
Elijio V. Serrano	—	—	—	—	—
Matthew J. Sanderson	—	—	—	—	—
Timothy C. Moeller	—	—	—	—	—
Roy E. McNiven	—	—	—	—	—

The Executive Nonqualified Excess Plan is an unfunded deferred compensation plan pursuant to which the NEOs and non-employee directors may elect to participate. The NEOs may elect to defer up to 100% of their base salary and performance-based cash incentive compensation. Deferral elections as to annual base salary are due by mid-December and are effective as of January 1 of the succeeding year. Deferral elections for cash incentive compensation may be made in the December enrollment period, or in a mid-year enrollment period. Deferrals are held for each participant in separate individual accounts in a rabbi trust. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. A deferral period and payment date must be irrevocably specified at election for each deferral. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account upon termination of employment or service, as applicable, or upon disability or death. Hardship withdrawals are permitted for unforeseeable emergencies. In the event the Executive Nonqualified Excess Plan is terminated within twelve months of a change in control, the deferred amounts will become payable to each participant.

Potential Payments upon Termination or Change of Control
As of the date of this Proxy Statement, we do not have a defined severance plan for, or any agreement with, any NEO that would require us to make any termination payments. We have previously entered into employment agreements with each of our NEOs that are substantially identical to the form of agreement executed by all of our employees. These agreements evidence the at-will nature of employment, and do not guarantee term of employment, salary, severance or change in control payments.
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COMPENSATION OF EXECUTIVE OFFICERS

In addition, we have entered into COC Agreements with each of our NEOs and other members of our Senior Management. The COC Agreements have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO's employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements).

For purposes of the COC Agreements, the following terms generally mean:
•“Cause” means a willful breach in any material respect, a conviction (or plea of guilty or nolo contendere) by a court for any felony, or with respect to employment, for a crime involving fraud, embezzlement, dishonesty, or moral turpitude, a failure to substantially follow the reasonable and lawful written instructions or policies of the Board of Directors or us, the willful failure to render material services to us, which results in a material neglect of duties.
•“Good Reason” means an occurrence of any of the following without the NEO’s written consent: (i) a material diminution in authority, duties, or responsibilities; (ii) a material diminution in base salary, target annual or long-term bonus opportunity, or employee benefits; (iii) a required relocation of more than 50 miles; (iv) our failure to obtain an assumption of the COC Agreements by any successor entity; or, (iv) any other action or inaction that constitutes a material breach by us.
•“Change of Control” will be deemed to have occurred upon any of the following events: (i) any person other than us and certain related entities acquiring beneficial ownership of more than 50% of our outstanding shares; (ii) the consummation of a merger or other business combination or reorganization other than a merger or other business transaction that results in our stockholders prior to any such change owning more than 50% of the voting securities of the surviving entity; (iii) the consummation of the sale or disposition by us of substantially all of our assets, unless such sale or disposition results in our stockholders prior to such sale owning more than 50% of the voting securities of the acquiror; (iv) the approval by our stockholders of a plan of complete liquidation or dissolution; or, (v) the individuals that constitute a majority of our Board of Directors cease for any reason to constitute a majority of our Board of Directors.

Under the COC Agreements, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay to each NEO the following cash severance amounts: (i)(A) an amount equal to the NEO's earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to the NEO had the NEO remained employed by us, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) the NEO's prorated target Annual Bonus for the current year, plus (C) an amount equal to the NEO's target Long Term Bonus for each outstanding award; plus (ii) the product of 2.99, in the case of Mr. Murphy, or 2, in the case of the other NEOs, times the sum of the NEO's Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to the NEO due to an election of continuation of coverage that the NEO would be required to pay if the NEO elected to continue medical and dental benefits under our group health plan for the NEO and the NEO’s eligible dependents without subsidy from us for a period of two years (or in the case of Mr. Murphy, three years) following the date of a qualifying termination of the NEO's employment. The Agreement also provides for full acceleration of any outstanding stock options, RSUs, and other stock-based awards upon a qualifying termination of the NEO's employment to the extent permitted under the applicable plan. All payments and benefits due under the COC Agreement are conditioned upon the execution and non-revocation by the NEO of a release for our benefit. All payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The COC Agreements also contain certain confidentiality provisions and related restrictions applicable to the NEOs. In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), each NEO agrees that for a period of two years following a termination of employment for any reason, such NEO will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the COC Agreement. Such obligations are only applicable to the NEO if he receives the severance benefits described above.

Under the TETRA Technologies, Inc. Amended and Restated 2007 Long Term Incentive Compensation Plan, Third Amended and Restated 2011 Long Term Incentive Compensation Plan, and the 2018 Plan (collectively, the “TETRA Equity Plans”), the Human Capital Management and Compensation Committee of our Board of Directors may accelerate the vesting of stock options, RSUs, and other equity-based awards held by plan participants at its sole discretion. The following table quantifies the potential payments to NEOs who were employed by us as of December 31, 2023, under the
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contracts, agreements or plans discussed above in various scenarios involving a change of control or termination of employment, assuming a December 31, 2023 termination date. In addition to the amounts reflected in the table, the NEOs would receive upon termination any salary earned through December 31, 2023, and any benefits they would otherwise be entitled to under our 401(k) Plan and Executive Nonqualified Excess Plan.

Potential Payments upon Termination or Change of Control Table

Name	Cash Severance Payment(1)	Bonus Payment(2)	Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(3)	Continuation of Health Benefits	Total
Brady M. Murphy
Death/disability	$—	$—	$—	$4,604,967	$—	$4,604,967
Retirement	—	—	—	4,604,967	—	4,604,967
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	4,709,250	4,825,000	—	4,604,967	65,638	14,204,855
Elijio V. Serrano
Death/disability	$—	$—	$—	$1,922,623	$—	$1,922,623
Retirement	—	—	—	1,922,623	—	1,922,623
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,740,000	1,935,000	—	1,922,623	30,432	5,628,055
Matthew J. Sanderson
Death/disability	$—	$—	$—	$1,091,173	$—	$1,091,173
Retirement	—	—	—	1,091,173	—	1,091,173
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,620,000	1,347,500	—	1,091,173	40,232	4,098,905
Timothy C. Moeller
Death/disability	$—	$—	$—	$1,121,150	$—	$1,121,150
Retirement	—	—	—	1,121,150	—	1,121,150
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,462,000	1,101,000	—	1,121,150	33,116	3,717,266
Roy E. McNiven
Death/disability	$—	$—	$—	$345,875	$—	$345,875
Retirement	—	—	—	345,875	—	345,875
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,377,000	583,500	—	345,875	43,758	2,350,133
(1) Amounts shown are a multiple of base salary plus target annual cash bonus, as provided under the terms of the COC Agreements.
(2) Includes prorated (through December 31, 2023) target annual cash incentive for the 2023 performance period and target long-term cash incentives for the three-year performance periods ended December 31, 2023, 2024, and 2025.
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COMPENSATION OF EXECUTIVE OFFICERS
(3) The TETRA Equity Plans allow acceleration upon death, disability or retirement at the discretion of the Human Capital Management and Compensation Committee. Under our COC Agreements, acceleration would occur upon a qualifying termination of employment within two years following a change of control. The value of accelerated vesting of options and stock appreciation rights is calculated by subtracting the exercise price of outstanding awards from $4.52, the closing price of our common stock on December 29, 2023; however, as there are no unvested stock options or stock appreciation rights, no values are shown. The value of accelerated vesting of RSUs is based on the closing market price of our common stock on December 29, 2023, which was $4.52.

CEO Pay Ratio
Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires us to disclose the annual total compensation of Mr. Murphy, our CEO, and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For 2023:

•Median employee’s total compensation	$95,024
•Mr. Murphy’s total annual compensation	$5,110,924
•Ratio of CEO to median employee compensation	53.8 : 1

We used a consistently applied compensation measure to identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our CEO. To make them comparable, salaries for newly hired employees who had worked less than a year were annualized, and the target annual bonus amount was applied to their total compensation measure. To identify the median of the annual total compensation of all employees and the median employee’s compensation, we took the following steps:
•We determined that our employee population as of December 31, 2023 consisted of 1,479 full- and part-time employees located in 13 countries (we do not have temporary or seasonal workers).
•We selected December 31, 2023 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
•For our international employees paid in their local currency, we converted each such employee’s total annual compensation as of December 31, 2023 to U.S. dollars; however, we did not make any cost-of-living adjustment with respect to any of our U.S. or international employees.

The CEO pay ratio reported above is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, and adjustments, as well as significantly varying workforce structures, CEO pay ratios reported by other companies are not likely to be comparable to our CEO pay ratio.

Pay vs. Performance
Item 402(v) of Regulation S-K requires us to disclose compensation actually paid to our CEO and average compensation actually paid to our other NEOs, our cumulative TSR and the weighted cumulative TSR of our compensation peer group, our annual net income, and adjusted EBITDA, each for the fiscal years ended December 31, 2023, 2022, 2021, and 2020.

In this section we refer to certain non-GAAP measures that are used in our compensation decisions. Please refer to Appendix A of this Proxy Statement for information regarding these measures. Amounts included in parenthesis in the below tables indicate negative value.

Year(1)	SCT Total Compensation for CEO(2)	Compensation Actually Paid to CEO(3)	Average SCT Compensation for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(3)	Value of Initial $100 Fixed Investment Based on:		Net Income	Adjusted EBITDA(5)
					Cumulative TSR	Peer Group Cumulative TSR(4)
2023	$5,110,924	$6,192,374	$1,683,630	$1,891,382	$230.61	$59.61	$25,784,000	$106,834,000
2022	5,014,482	6,244,365	1,510,964	1,702,800	176.53	96.40	7,839,000	78,111,000
2021	4,253,926	6,787,743	1,394,934	1,892,519	140.82	69.43	103,333,000	50,050,000
2020	1,915,532	412,323	655,236	314,315	43.88	53.89	(51,143,000)	49,137,000
(1) The following table provides the name of the CEO and each NEO included in the compensation amounts above in 2023, 2022, 2021, and 2020:

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COMPENSATION OF EXECUTIVE OFFICERS

	2023	2022	2021	2020
Chief Executive Officer (CEO)	Brady M. Murphy	Brady M. Murphy	Brady M. Murphy	Brady M. Murphy
Other NEOs	Elijio V. Serrano	Elijio V. Serrano	Elijio V. Serrano	Elijio V. Serrano
	Matthew J. Sanderson	Matthew J. Sanderson	Matthew J. Sanderson	Matthew J. Sanderson
	Timothy C. Moeller	Timothy C. Moeller	Timothy C. Moeller	Timothy C. Moeller
	Roy E. McNiven	Richard D. O’Brien	Jacek M. Mucha	Richard D. O’Brien
Bass C. Wallace, Jr.
(2) The amounts reported are the amounts of total compensation reported for our CEO and the average amounts of total compensation reported for our other NEOs for each corresponding year in the Summary Compensation Table on page 60.
(3) The amounts reported represent the amounts of “compensation actually paid” to our CEO and “average compensation actually paid” to our other NEOs, as calculated in accordance with Item 402(v) of SEC Regulation S-K. The amounts reported do not reflect the actual amount of compensation earned by or paid to our CEO or other NEOs during any applicable year. TETRA has not historically paid dividends on its common stock, therefore, there are no accrued but unpaid dividends on any of the company’s outstanding equity awards, including outstanding equity awards held by our NEOs. In accordance with the requirements of Item 402(v) of SEC Regulation S-K the following adjustments were made to our CEO’s compensation and the average of our other NEOs’ compensation as reported in the Summary Compensation Table for each year:

Adjustments	2023
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2023	$(1,298,177)	$(458,096)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2023 that remain unvested as of year-end 2023, determined as of 12/31/2023	1,556,435	509,889
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to 12/31/2023	359,236	73,322
Increase/deduction for awards granted during prior fiscal years that vested during 2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to Vesting Date	463,956	94,740
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2023, determined as of 12/31/2022	—	(12,103)
Total Adjustments	$1,081,450	$207,752

Adjustments	2022
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2022	$(1,275,156)	$(285,344)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2022 that remain unvested as of year-end 2022, determined as of 12/31/2022	1,598,565	357,714
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to 12/31/2022	256,191	58,988
Increase/deduction for awards granted during prior fiscal years that vested during 2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to Vesting Date	650,283	89,026
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2022, determined as of 12/31/2021	—	(28,548)
Total Adjustments	$1,229,883	$191,836

Adjustments	2021
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2021	$(1,975,810)	$(471,773)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2021 that remain unvested as of year-end 2021, determined as of 12/31/2021	1,838,522	409,071
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to 12/31/2021	1,445,018	208,955
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COMPENSATION OF EXECUTIVE OFFICERS

Adjustments	2021
	CEO	Average of Other NEOs
Increase/deduction for awards granted during prior fiscal years that vested during 2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to Vesting Date	1,226,087	351,332
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2021, determined as of 12/31/2020	—	—
Total Adjustments	$2,533,817	$497,585

Adjustments	2020
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2021	$(1,286,609)	$(266,834)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2020 that remain unvested as of year-end 2020, determined as of 12/31/2020	734,150	154,059
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2020, determined based on change in ASC 718 Fair Value from 12/31/2019 to 12/31/2020	(763,920)	(129,725)
Increase/deduction for awards granted during prior fiscal years that vested during 2020, determined based on change in ASC 718 Fair Value from 12/31/2019 to Vesting Date	(186,830)	(96,153)
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2020, determined as of 12/31/2019	—	(2,269)
Total Adjustments	$(1,503,209)	$(340,922)
(4) The following tables list the companies that comprised the Compensation Peer Group in 2023, 2022, 2021, and 2020:

Companies Included in the 2023 Compensation Peer Group(a)
Aris Water Solutions, Inc.	Nine Energy Service, Inc.
Core Laboratories N.V.	Newpark Resources, Inc.
Dril-Quip Inc.	Oil States International, Inc.
Forum Energy Technologies, Inc.	Ranger Energy Services, Inc.
Flotek Industries, Inc.	Mammoth Energy Services, Inc.
Hawkins Inc.	Select Energy Services, Inc.
KLX Energy Services Holdings, Inc.	Expro Group Holdings N.V.
National Energy Services Reunited

Companies Included in the 2022 Compensation Peer Group(a)
Core Laboratories N.V.	Expro Group Holdings N.V.
Flotek Industries, Inc.	Forum Energy Technologies, Inc.
Mammoth Energy Services, Inc.	Newpark Resources, Inc.
National Energy Services Reunited	Nine Energy Service, Inc.
Oil States International, Inc.	Patterson-UTI Energy, Inc.
Precision Drilling Corporation	Ranger Energy Services, Inc.
RPC, Inc.	Select Energy Services, Inc.
Tidewater, Inc.	U.S. Silica Holdings, Inc.
U.S. Well Services, Inc.

Companies Included in the 2021 Compensation Peer Group(a)
Archrock, Inc.	ChampionX Corporation
Exterran Corporation	Forum Energy Technologies, Inc.
Liberty Oilfield Services Inc.	Newpark Resources, Inc.
Oil States International, Inc.	Patterson-UTI Energy, Inc.
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COMPENSATION OF EXECUTIVE OFFICERS

Companies Included in the 2021 Compensation Peer Group(a)
Precision Drilling Corporation	RPC, Inc.
Select Energy Services, Inc.	USA Compression Partners, LP

Companies Included in the 2020 Compensation Peer Group(a)
Apergy Corporation	Diamond Offshore Drilling, Inc.
Forum Energy Technologies, Inc.	FTS International, Inc.
Hunting PLC	Newpark Resources, Inc.
Noble Corporation PLC	Oil States International, Inc.
RPC, Inc.	Select Energy Services, Inc.
USA Compression Partners, LP
(a) The following tables show changes in each year’s peer group compared to the immediately preceding year, the reasons for such changes, and a comparison of our cumulative TSR with that of both the newly selected peer group and the peer group in the immediately preceding fiscal year:

Companies Included in the 2023 Peer Group & Changes vs. 2022 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2023 Peer Group and the 2022 Peer Group
Aris Water Solutions, Inc.	Added based on similarity of service offerings and comparable size.	TETRA Cumulative TSR as of 12/31/2023: $230.61 Cumulative TSR of Newly Selected 2023 Peer Group as of 12/31/2023: $59.61 Cumulative TSR of 2022 Peer Group as of 12/31/2023: $83.04
Core Laboratories N.V.	No change.
Dril-Quip Inc.	Added based on similarity of service offerings and comparable size.
Expro Group Holdings N.V.	No change.
Forum Energy Technologies, Inc.	No change.
Flotek Industries, Inc.	No change.
Hawkins Inc.	Added based on similarity of service offerings and comparable size.
KLX Energy Services Holdings	Added based on similarity of service offerings and comparable size.
Mammoth Energy Services, Inc.	No change.
National Energy Services Reunited	No change.
Nine Energy Service, Inc.	No change.
Newpark Resources, Inc.	No change.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	Removed due to lack of size comparability.
Precision Drilling Corporation	Removed due to lack of size comparability.
Ranger Energy Services, Inc.	No change.
RPC, Inc.	Removed due to lack of size comparability.
Select Energy Services, Inc.	No change.
Tidewater, Inc.	Removed in favor of companies with more similar service offerings.
U.S. Silica Holdings, Inc.	Removed in favor of companies with more similar service offerings.
U.S. Well Services, Inc.	Removed to due acquisition in November 2022.
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COMPENSATION OF EXECUTIVE OFFICERS

Companies Included in the 2022 Peer Group & Changes vs. 2021 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2022 Peer Group and the 2021 Peer Group
Archrock, Inc.	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).	TETRA Cumulative TSR as of 12/31/2022: $176.53 Cumulative TSR of Newly Selected 2022 Peer Group as of 12/31/2022: $96.40 Cumulative TSR of 2021 Peer Group as of 12/31/2022: $114.27
ChampionX Corporation	Removed due to lack of size comparability.
Core Laboratories N.V.	Added based on similarity of service offerings and comparable size.
Exterran Corporation	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).
Expro Group Holdings N.V.	No change.
Flotek Industries, Inc.	Added based on similarity of service offerings and comparable size.
Forum Energy Technologies, Inc.	No change.
Liberty Oilfield Services Inc.	Removed in favor of companies with more similar service offerings.
Mammoth Energy Services, Inc.	Added based on similarity of service offerings and comparable size.
National Energy Services Reunited	Added based on similarity of service offerings and comparable size.
Newpark Resources, Inc.	No change.
Nine Energy Service, Inc.	Added based on similarity of service offerings and comparable size.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	No change.
Precision Drilling Corporation	No change.
Ranger Energy Services, Inc.	Added based on similarity of service offerings and comparable size.
RPC, Inc.	No change.
Select Energy Services, Inc.	No change.
Tidewater, Inc.	Added based on similarity of service offerings and comparable size.
U.S. Silica Holdings, Inc.	Added based on similarity of service offerings and comparable size.
U.S. Well Services, Inc.	Added based on similarity of service offerings and comparable size.
USA Compression Partners, LP	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).

Companies Included in the 2021 Peer Group & Changes vs. 2020 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2021 Peer Group and the 2020 Peer Group
Apergy Corporation	Removed due to merger with ChampionX in 2020.	TETRA Cumulative TSR as of 12/31/2021: $140.82 Cumulative TSR of Newly Selected 2021 Peer Group as of 12/31/2021: $69.43 Cumulative TSR of 2020 Peer Group as of 12/31/2021: $43.88
Archrock, Inc.	Added based on similarity of service offerings and comparable size.
ChampionX Corporation	Added based on similarity of service offerings and comparable size.
Diamond Offshore Drilling, Inc.	Removed due to April 2020 delisting.
Exterran Corporation	Added based on similarity of service offerings and comparable size.
Forum Energy Technologies, Inc.	No change.
FTS International, Inc.	Removed due to lack of size comparability.
Hunting PLC	Removed due to lack of geographical comparability.
Liberty Oilfield Services Inc.	Added based on similarity of service offerings and comparable size.
Newpark Resources, Inc.	No change.
Noble Corporation PLC	Removed due to mid-year 2020 bankruptcy.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	Added based on similarity of service offerings and comparable size.
Precision Drilling Corporation	Added based on similarity of service offerings and comparable size.
RPC, Inc.	No change.
Select Energy Services, Inc.	No change.
USA Compression Partners, LP	No change.
(5) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, impairments, and certain non-cash charges, non-recurring adjustments and discontinued operations.

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COMPENSATION OF EXECUTIVE OFFICERS
Compensation Actually Paid vs. Total Shareholder Return. TETRA’s cumulative TSR significantly outperformed our peers in this four-year period, as illustrated by the following graph:

$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
COMPENSATION ($000)
$245
$210
$175
$140
$105
$70
$35
$0
CUMULATIVE TSR
2020
2021
2022
2023
Compensation Actually Paid to CEO
Avg. Compensation Actually Paid to Other NEOs
TTI Cumulative TSR
Peer Group Cumulative TSR

Compensation Actually Paid vs. Net Income. Changes in compensation actually paid to our CEO and average compensation actually paid to our other NEOs align directionally with changes in net income from 2020 through 2023, as illustrated by the following graph:

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COMPENSATION OF EXECUTIVE OFFICERS
Compensation Actually Paid vs. Adjusted EBITDA. Increases in compensation actually paid to our CEO and average compensation actually paid to our other NEOs in 2021 (compared to 2020) precede increases in adjusted EBITDA in 2022 and 2023, as illustrated by the following graph:

The following financial performance measures represent the most important financial performance measures used to link compensation actually paid to each NEO and our company performance for 2023:

Adjusted EBITDA
RONCE (EBIT)
Revenues
Adjusted Free Cash Flow
Adjusted EBITDA Margins
RTSR

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COMPENSATION RISK

COMPENSATION RISK

The Human Capital Management and Compensation Committee (the “HCMCC”) of our Board of Directors reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans that were in effect during 2023, as well as the incentive compensation arrangements proposed for 2024 as described above, the HCMCC determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.

Specifically, under our CICP, the amount of each participant’s prospective payment, for both annual and long-term awards, is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and nonfinancial measures. With respect to long-term CICP, attainment of targeted levels of performance is measured over two or more years. Notwithstanding the attainment of any established performance measures, the amount of the annual or long-term cash incentive payment received by any participant is subject to the ultimate discretion of the HCMCC. Further, annual and long-term cash awards are paid only after the HCMCC has reviewed our audited financial statements for the applicable performance period.
Long-term equity incentive awards typically consist of RSUs that generally vest ratably over a three-year period. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for our non-employee directors should be a mix of cash and equity, with the majority of compensation provided in the form of equity. The 2023 annual compensation for non-employee directors consisted of the elements shown in the below table:

Board Fees
Non-Employee Directors except Chairman of the Board	$90,000 Annual Retainer (1)	$110,000 Annual Equity Award Value (2)
Non-Executive Chairman	$150,000 Annual Retainer (1)	$150,000 Annual Equity Award Value (2)
Committee Fees
	Committee Chair Annual Retainers	•$20,000 - Audit Committee (3) •$15,000 - Human Capital Management and Compensation Committee (3) •$15,000 - Nominating, Governance and Sustainability Committee (3)
Other
•All non-employee directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or its committees and related activities, including director education courses and materials

•Directors who are also our officers or employees do not receive any compensation for duties performed as directors
(1) Paid in cash in monthly installments
(2) All director awards are granted in RSUs using the 20-day average closing stock price through the date prior to the grant date, with 100% of the award vesting on the one-year anniversary of the grant date, generally subject to continued service through such vesting date. Annual awards are granted in conjunction with TETRA’s Annual Stockholder Meeting
(3) Paid in cash in quarterly installments

On May 24, 2023, (i) each non-employee director as of that date, excluding Mr. Glick, received an award of 39,091 RSUs with an aggregate grant date fair market value of $112,582 and (ii) Mr. Glick received an award of 53,305 RSUs with a grant date fair value of $153,518. One hundred percent of the RSUs so awarded will vest on the one-year anniversary of the grant date (May 24, 2024). It is anticipated that future compensation arrangements approved by the Board of Directors will include awards of RSUs to each non-employee director on an annual basis, to be awarded in conjunction with our annual meeting of stockholders held in May of each year.

Under the Executive Nonqualified Excess Plan, each director may elect to defer the receipt of up to 100% of the cash compensation paid to such director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending on the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested.

Under the TETRA Technologies, Inc. Non-Employee Director Deferred Compensation Plan (the “Non-Employee Director Deferred Compensation Plan”) adopted in December 2023, each director may defer the receipt of all of the shares of common stock and dividend equivalents accrued thereon that would otherwise be issuable upon settlement of an RSU until the earlier of: (i) a Change in Control of the Company (as defined in the Non-Employee Director Deferred Compensation Plan), or (ii) the date such director ceases to serve on our Board of Directors. Deferrals are treated as though invested in our common stock and earn dividend equivalents based on the closing price of our common stock when such dividends are declared. Distributions of a director’s deferred amounts shall be in shares of common stock or cash, or a combination thereof, in the discretion of the Committee. All deferrals pursuant to the Non-Employee Director Deferred Compensation Plan are considered unfunded obligations of the Company.
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DIRECTOR COMPENSATION

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of our non-employee directors during the fiscal year ended December 31, 2023.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
	$	$	$
Mark E. Baldwin	$110,000	$112,582	$222,582
Thomas R. Bates, Jr.	105,000	112,582	217,582
Christian A. Garcia	54,435	112,582	167,017
John F. Glick	150,000	153,518	303,518
Gina Luna	105,000	112,582	217,582
Sharon B. McGee	90,000	112,582	202,582
Shawn D. Williams	90,000	112,582	202,582
(1) On May 24, 2023, (i) each non-employee director as of that date, excluding Mr. Glick, was awarded 39,091 RSUs with a FASB ASC Topic 718 value of $2.88 per share and (ii) Mr. Glick was awarded 53,305 RSUs with a FASB ASC Topic 718 value of $2.88 per share. One hundred percent of such RSUs will vest on the one-year anniversary of the grant date. Each non-employee director, other than Mr. Glick, held 39,091 unvested RSUs as of December 31, 2023 and Mr. Glick held 53,305 unvested RSUs as of December 31, 2023.
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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2023, with respect to each person that beneficially owns five percent (5%) or more of our common stock, and as of March 25, 2024 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors, director nominees, and executive officers as a group.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
5% Stockholders:
BlackRock Inc.	11,269,705	(1)	8.70%
The Vanguard Group, Inc.	7,520,276	(2)	5.78%
Fuller & Thaler Asset Management, Inc.	7,235,696	(3)	5.56%

Directors, Director Nominees, and NEOs:
Mark E. Baldwin	307,919	(4)	*
Thomas R. Bates, Jr	505,373	(4)	*
John F. Glick	474,165	(5)	*
Christian A. Garcia	39,091	(4)	*
Angela D. John	5,160	(6)	*
Gina A. Luna	287,147	(4)	*
Sharon B. McGee	73,059	(4)	*
Roy E. McNiven	35,444		*
Brady M. Murphy	2,186,043		1.67%
Shawn D. Williams	99,444	(4)	*
Timothy C. Moeller	308,092	(7)	*
Matthew J. Sanderson	711,415	(8)	*
Elijio V. Serrano	1,713,703	(9)	1.31%
All Executive Officers, Directors, and Director Nominees as a Group (16 persons)	7,640,146	(10)	5.83%
* Less than 1%
(1) Pursuant to Schedule 13G/A dated January 25, 2024, BlackRock, Inc., 50 Hudson Yards, New York, New York, 10001, has sole dispositive power with respect to 11,269,705 shares of our common stock, and sole voting power with respect to 11,057,435 shares of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from, the sale of our common stock and no one person’s interest in our common stock is more than 5% of the total outstanding shares.
(2) Pursuant to Schedule 13G dated February 13, 2024, The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, Pennsylvania 19355, has sole dispositive power with respect to 7,173,024 shares of our common stock, shared dispositive power with respect to 347,252 shares of our common stock, and shared voting power with respect to 237,332 shares of our common stock. The Vanguard Group, Inc.’s clients, including companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock.
(3) Pursuant to Schedule 13G/A dated February 12, 2024, Fuller & Thaler Asset Management, Inc., 411 Borel Avenue, Suite 300, San Mateo, California 94402, has sole dispositive power with respect to 7,235,696 shares of our common stock and sole voting power with respect to 7,104,498 shares of our common stock. Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of common shares reported pursuant to separate arrangements whereby it acts as investment advisor to certain persons. Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment advisor has the right to receive or the power to direct the receipt of dividends from, or proceeds from, the sale of our common stock.
(4) Includes 39,091 RSUs vesting within 60 days of the record date.
(5) Includes 53,305 RSUs vesting within 60 days of the record date.
(6) Includes 4,160 RSUs vesting within 60 days of the record date.
(7) Includes 16,618 shares subject to options exercisable within 60 days of the record date.
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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT
(8) Includes 120,822 shares subject to options exercisable within 60 days of the record date.
(9) Includes 431,046 shares subject to options exercisable within 60 days of the record date.
(10) Includes 550,388 shares subject to options directly held and 5,732 shares subject to options indirectly held by a spouse exercisable within 60 days of the record date, and 292,011 RSUs vesting within 60 days of the record date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4, and 5) with the SEC and the NYSE. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file.

To our knowledge, and based solely on our review of the copies of such reports, we have received written representations by certain reporting persons that no reports on Form 5 were required and we believe that during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our executive officers, directors, and 10% stockholders were complied with in a timely manner with the exception of the Form 4 filing (one transaction) by Thomas R. Bates, Jr. filed on January 11, 2024 due to an August 2, 2023 sale of shares by Mr. Bates’ broker at its discretion and not at the direction of Mr. Bates.

2025 Proposals of Stockholders
Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials relating to our 2025 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 9, 2024.To be considered for inclusion in our Proxy Statement, such proposal must comply with the requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our Bylaws, which are separate and distinct from, and in addition to, SEC requirements.

Proposals and director nominations not intended to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, but sought to be presented at our 2025 Annual Meeting, must be in compliance with the notice procedures and informational and disclosure requirements set forth our Bylaws. These notices for stockholder proposals and director nominations must be received at our principal executive offices no later than the close of business on the 90th day (February 20, 2025) and no earlier than the 120th day (January 21, 2025) prior to the anniversary date of the prior year’s annual meeting of stockholders; provided, however, that if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting of stockholders, the notice by the stockholder will be timely if received by our principal executive offices (i) no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and (ii) not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting and the 10th day following the day on which such notice of the date of the meeting was first communicated to the stockholders. Proxies to be solicited by the Board of Directors for the 2025 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 20, 2025.

Any stockholder who intends to solicit proxies in support of any director nominee must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our Bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominee submitted under the advance notice provisions of our Bylaws for the 2025 Annual Meeting, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to our principal executive offices between January 21, 2025 and February 20, 2025; provided, however, that if the 2025 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of this year’s annual meeting date, to be properly brought, notice by the stockholder must be received (a) no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and (b) not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting and the 10th day following the day on which such notice of the date of the meeting was first communicated to the stockholders.

A copy of our Bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 24955 Interstate 45 North, The Woodlands, Texas 77380.

Additional Financial Information
Stockholders may obtain additional financial information about us for the year ended December 31, 2023 from our Annual Report on Form 10-K filed with the SEC. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn: Investor Relations, 24955 Interstate 45 North, The Woodlands, Texas 77380, or by calling (281) 367-1983.
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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

Other Matters
The Board of Directors has no knowledge at this time of any matters to be brought before the Annual Meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 25, 2024 will be available for stockholder inspection at our office ten days prior to the meeting date of May 21, 2024.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TETRA Technologies, Inc., to be voted at our Annual Meeting to be held on Tuesday, May 21, 2023 at 11:00 a.m. local time, and at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address of our principal executive offices is 24955 Interstate 45 North, The Woodlands, Texas 77380, and our telephone number is (281) 367-1983.

Attendance at the Annual Meeting is limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

Important Notice Regarding Availability of Proxy Materials for Annual Meeting to be Held on Tuesday, May 21, 2024
As permitted by the rules adopted by the SEC, we are making this proxy statement and related proxy materials available on the internet under the “notice and access” delivery model. The “notice and access” model removes the requirement for public companies to send stockholders a printed set of proxy materials and allows companies instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet. Our Notice of Internet Availability of Proxy Materials (“Notice”) was first mailed to stockholders of record and beneficial owners on or about April 8, 2024. The Notice is not a form for voting and presents only an overview of the more complex proxy materials. Stockholders are encouraged to access and review the proxy materials before voting.

This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about April 8, 2024 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com for beneficial holders. You may also request a printed copy of this proxy statement and the form of proxy by telephone, over the internet or by email by following the instructions printed on your Notice.

Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2023 is being made available at the same time and by the same methods. The Annual Report to Stockholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Receiving future proxy materials by email will save the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings of stockholders on the environment. A stockholder’s election to receive proxy materials by email will remain in effect unless the stockholder terminates it.

General Voting Instructions
Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record and the Notice was sent directly to you by us.

If you are a stockholder of record, you may vote in person at the Annual Meeting. Your Notice will be your evidence of ownership and serve as your authorization to vote in person; we will provide a ballot for you when you arrive at the meeting. If you requested printed copies of the proxy materials, check the appropriate box on the proxy card and bring evidence of your share ownership to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet by following the instructions in the Notice or, if you requested printed copies of the proxy materials, you may vote by internet, by telephone, or by delivering your proxy through the mail.

Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by
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that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and bring evidence of your stock ownership from the organization with you to the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may direct the vote of your shares by following the instructions on the Notice delivered to you by the organization holding your account. Many brokerage firms, banks, broker-dealers, or other similar organizations participate in the Broadridge Financial Solutions, Inc., Online and Telephone Program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for beneficial owners if the organization holding their account participates in the program or other similar programs.

401(k) Plan Participants. If you participate in our 401(k) Retirement Plan (the “401(k) Plan”) and have contributions allocated to the TETRA stock fund, you are entitled to direct the 401(k) Plan trustee to vote the shares of our common stock credited to your account as of the close of business on the record date. You may deliver your voting instructions to the 401(k) Plan trustee by internet or telephone by following the instructions on your proxy card, or by indicating your voting instructions on your proxy card and returning it by mail. All proxy cards that are properly completed, signed, and returned by mail or submitted via the internet or by telephone prior to May 20, 2024 will be voted.

How to Revoke Your Proxy. All valid proxies received prior to the Annual Meeting will be voted in accordance with the instructions so indicated. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. A proxy may be revoked by a stockholder of record at any time before it is exercised by submitting a written revocation or a later-dated proxy to our Corporate Secretary at the mailing address provided above, by voting again via the internet or telephone, or by attending the Annual Meeting in person and so notifying the Inspector of Elections. If you are a beneficial owner and wish to change your vote, you must contact the organization that holds your shares prior to the Annual Meeting to assist you with this process. If you are a 401(k) Plan participant, you may revoke your voting instructions by submitting a new proxy containing your voting instructions via the internet, by telephone, or by delivering a later dated proxy card by mail prior to May 20, 2024.

Voting Rules
Stockholders Entitled to Vote – the Record Date. We fixed the close of business on March 25, 2024 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 131,136,162 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote. We will count abstentions, "withheld" votes and broker non-votes to determine whether a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting on Proposal No. 1 – Election of Directors. When voting on this proposal, you have two options:

•vote FOR a nominee; or

•WITHHOLD authority to vote for a nominee.

If a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted and votes that are withheld will not influence the outcome of the election of directors. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker non-votes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. However, as described in greater detail in the “Corporate Governance” section of this proxy, our Board of Directors has adopted a plurality plus vote policy that applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his or her election than votes “for” his or her election is required, unless such nominee has previously submitted an irrevocable resignation in accordance with the policy, to tender his or her resignation to the Chairman of the Board of
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING
Directors. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our plurality plus vote policy will apply to that individual. You may not cumulate your votes for any one of the nominees.

Voting on Other Proposals. When voting on Proposal Nos. 2, 3 and 4, you have three options:

•vote FOR a given proposal;

•vote AGAINST a given proposal; or

•ABSTAIN from voting on a given proposal.

Proposal No. 2 - Advisory vote to approve the compensation of executive officers is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors or the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors. However, the Board of Directors and the HCMCC value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and our Board of Directors will evaluate whether any actions are necessary to address those concerns. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 3 - Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting. Proposal No. 10 is considered to be “routine” under NYSE rules. As such, brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, there will be no broker non-votes for this proposal. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 4 - The stockholder proposal is precatory and, accordingly, is not binding on the Board of Directors or the Company and requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Brokers do not have discretionary authority to vote on this proposal. Consequently, broker non-votes will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. It should be noted that approval of this Proposal No. 4 would not by itself amend the Company’s Certificate of Incorporation.

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned or submitted via the internet or by telephone prior to the Annual Meeting will be voted. If you properly execute and return or submit a proxy with no votes marked, your shares will be voted as recommended by our Board of Directors. Our Board of Directors has unanimously recommended that stockholders vote as follows:

•FOR the election of each of the nominees for director;

•FOR the advisory vote to approve executive compensation;

•FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

•AGAINST the stockholder proposal entitled, “Proposal 4 – Adopt a Shareholder Right to Act By Written Consent,” if properly presented at the meeting.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the non-voted shares will be considered in the manner described herein.

Who Counts the Votes. Votes will be counted by Computershare Trust Company, N.A.

Information About the Solicitation of Proxies.

Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers, and employees may, without
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING
extra compensation, solicit the return of proxies by mail, personal interview, telephone, or email. We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $12,500 plus customary costs and other expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling, and delivering the Notice of the Annual Meeting, the Notice, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Householding of Annual Meeting Materials
SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one notice of internet availability of the proxy materials or one paper copy proxy statement and annual report, as applicable, to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our notice of internet availability of proxy materials or our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the notice of internet availability of proxy materials or our proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, either by sending a request in writing to P.O. Box 43006, Providence, RI 02940-3006 (or courier delivery to 150 Royall St., Suite 101, Canton, MA 02021), or by calling 1-866-641-4276.

If you are currently a stockholder sharing an address with another stockholder and wish to have only one notice of internet availability of proxy materials or Proxy Statement and annual report delivered to the household in the future, please contact Computershare at the address or telephone number indicated above.

By Order of the Board of Directors,

Kimberly M. O'Brien
Corporate Secretary
April 8, 2024
The Woodlands, Texas

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APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this proxy may include the following non-GAAP financial measures for the Company: consolidated and segment Adjusted EBITDA and return on net capital employed. The following schedules provide reconciliations of these non-GAAP financial measures included in this proxy to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Adjusted EBITDA for external reporting purposes is defined as net income (loss) before taxes and discontinued operations, excluding impairments, exploration and pre-development costs, income from collaborative arrangement, certain special, non-recurring or other charges (or credits), interest, depreciation and amortization and certain non-cash items such as equity-based compensation expense. Adjusted EBITDA for compensation purposes also excludes adjusted realized and unrealized income or loss from investments and certain board and executive compensation, which are considered outside of management’s control. Adjusted EBITDA for compensation purposes also includes certain equity-based compensation expense for executive compensation that could be settled in cash or equity awards at the discretion of the board. The most directly comparable GAAP financial measure is net income (loss) before taxes and discontinued operations. Exploration and pre-development costs represent expenditures incurred to evaluate potential future development of TETRA’s lithium and bromine properties in Arkansas. Such costs include exploratory drilling and associated engineering studies. Income from collaborative arrangement represents the portion of exploration and pre-development costs that are reimbursable by our strategic partner. Exploration and pre-development costs and the associated income from collaborative arrangement are excluded from Adjusted EBITDA because they do not relate to the Company’s current business operations. Adjustments to long-term incentives represent cumulative adjustments to valuation of long-term cash incentive compensation awards that are related to prior years. These costs are excluded from Adjusted EBITDA because they do not relate to the current year and are considered to be outside of normal operations. Long-term incentives are earned over a three-year period and the costs are recorded over the three-year period they are earned. The amounts accrued or incurred are based on a cumulative of the three-year period. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item. Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Return on net capital employed is defined as Adjusted EBIT divided by average net capital employed. Adjusted EBIT is defined as net income (loss) before taxes and discontinued operations, interest, and certain non-cash charges, and non-recurring adjustments. Net capital employed is defined as assets, excluding assets associated with discontinued operations, plus impaired assets, less cash and cash equivalents and restricted cash, and less current liabilities, excluding current liabilities associated with discontinued operations. Average net capital employed is calculated as the average of the beginning and ending net capital employed for the respective periods. Return on net capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.

Adjusted free cash flow is defined as cash from operations less capital expenditures net of sales proceeds and cost of equipment sold, less payments on financing lease obligations and including cash distributions to TETRA from CSI Compressco and cash from other investments. Management uses this supplemental financial measure to:
•assess the Company’s ability to retire debt;
•evaluate the capacity of the Company to further invest and grow; and
•to measure the performance of the Company as compared to its peer group.

Adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

Cash from operations per share is defined as Adjusted EBITDA for compensation purposes, less interest expense and cash taxes, plus cash distributions to TETRA from CSI Compressco and cash from other investments; divided by weighted average common shares outstanding.

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APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA

The following reconciliation of Adjusted EBITDA is presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$78,314	$25,724	$(49,135)	$(23,204)	$31,699
Insurance recoveries	(2,678)	—	—	—	(2,678)
Impairments and other charges	2,189	—	777	—	2,966
Exploration, pre-development costs, and collaborative arrangements	2,838	—	—	—	2,838
Adjustment to long-term incentives	—	—	1,526	—	1,526
Former CEO stock appreciation right expense	—	—	237	—	237
Transaction, restructuring, and other expenses	—	—	502	—	502
Unusual foreign exchange (gain) loss	—	2,444	—	—	2,444
Interest (income) expense, net	(647)	205	—	22,791	22,349
Depreciation, amortization, and accretion	9,053	24,876	—	400	34,329
Equity-based compensation expense	—	—	10,622	—	10,622
Adjusted EBITDA for external reporting purposes	$89,069	$53,249	$(35,471)	$(13)	$106,834
Realized and unrealized (income) loss from investments	1,032	—	(1,571)	—	(539)
Adjustments to equity-based compensation expense	—	—	(4,764)	—	(4,764)
Adjusted EBITDA for compensation purposes	$90,101	$53,249	$(41,806)	$(13)	$101,531

	Year Ended December 31, 2022
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$57,366	$15,732	$(45,077)	$(16,855)	$11,166
Insurance recoveries	(3,750)	—	—	—	(3,750)
Impairments and other charges	562	2,242	—	—	2,804
Exploration, pre-development costs	6,635	—	—	—	6,635
Adjustment to long-term incentives	—	—	4,277	—	4,277
Former CEO stock appreciation right expense	—	—	233	—	233
Transaction, restructuring, and other expenses	576	638	—	—	1,214
Interest (income) expense, net	(1,346)	138	—	17,041	15,833
Depreciation, amortization, and accretion	7,455	24,683	—	681	32,819
Equity-based compensation expense	—	—	6,880	—	6,880
Adjusted EBITDA for external reporting purposes	$67,498	$43,433	$(33,687)	$867	$78,111
Realized and unrealized (income) loss from investments	553	—	(733)	—	(180)
Adjusted EBITDA for compensation purposes	$68,051	$43,433	$(34,420)	$867	$77,931

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APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

	Year Ended December 31, 2021
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$54,981	$(11,116)	$(39,990)	$(18,596)	$(14,721)
Adjustment to long-term incentives	—	—	4,675	—	4,675
Transaction, restructuring, and other expenses	1,531	1,718	2,419	—	5,668
Stock warrant fair value adjustment	—	—	—	(198)	(198)
Former CEO stock appreciation right expense	—	—	865	—	865
Impairments and other charges	—	—	—	132	132
Allowance for bad debt	—	(230)	—	—	(230)
Adjusted interest expense, net	(595)	(512)	—	17,483	16,376
Adjusted depreciation and amortization	6,885	25,045	—	889	32,819
Equity-based compensation expense	—	—	4,664	—	4,664
Adjusted EBITDA for external reporting purposes	$62,802	$14,905	$(27,367)	$(290)	$50,050
Adjusted realized and unrealized (income) loss from investments	(12,772)	—	419	—	(12,353)
Board and executive compensation adjustments	—	—	309	—	309
Adjusted EBITDA for compensation purposes	$50,030	$14,905	$(26,639)	$(290)	$38,006

	Year Ended December 31, 2020
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$55,334	$(21,850)	$(36,201)	$(22,369)	$(25,086)
Severance	1,166	1,853	1,555	—	4,574
Transaction, restructuring, and other expenses	1,177	985	1,009	—	3,171
Stock warrant fair value adjustment	—	—	—	(251)	(251)
Impairments and other charges	108	—	—	98	206
Allowance for bad debt	3,919	1,122	—	—	5,041
Adjusted interest expense, net	(853)	(1,594)	—	20,727	18,280
Adjusted depreciation and amortization	7,389	30,384	—	708	38,481
Equity-based compensation expense	—	—	4,721	—	4,721
Adjusted EBITDA for external reporting purposes	$68,240	$10,900	$(28,916)	$(1,087)	$49,137
Adjusted realized and unrealized (income) loss from investments	(1,980)	—	—	—	(1,980)
Board and executive compensation adjustments	—	—	607	—	607
Adjusted EBITDA for compensation purposes	$66,260	$10,900	$(28,309)	$(1,087)	$47,764

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Return on Net Capital Employed

The following reconciliation of return on capital employed is presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31,
	2023	2022	2021	2020
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$31,699	$11,166	$(14,721)	$(25,086)
Insurance (recoveries) expenditures	(2,678)	(3,750)	—	—
Impairments and other charges	2,966	2,804	132	206
Exploration, pre-development costs, and collaborative arrangements	2,838	6,635	—	—
Adjustment to long-term incentives	1,456	4,277	4,675	—
Former CEO stock appreciation right expense (credit)	307	233	865	—
Transaction, restructuring, severance, and other expenses	—	—	(198)	7,745
Allowance for credit losses	—	—	(230)	5,041
Transaction and other expenses	502	1,214	5,668
Unusual foreign exchange loss	2,444	—	—
Interest expense, net	22,349	15,833	16,376	18,280
Stock warrant fair value adjustment	—	—	—	(251)
Other adjustments	—	—	(161)	(2,666)
Adjusted EBIT	$61,883	$38,412	$12,406	$3,269

	December 31, 2023	December 31, 2022
	(In Thousands, Except Ratio)
Consolidated total assets	$478,961	$434,366
Plus: assets impaired in last twelve months	2,966	2,804
Less: cash, cash equivalents, and restricted cash	52,485	13,592
Adjusted assets employed	$429,442	$423,578

Consolidated current liabilities	125,962	124,267
Less: current liabilities associated with discontinued operations	—	920
Adjusted current liabilities	$125,962	$123,347

Net capital employed	303,480	300,231
Average net capital employed	$301,856
Return on net capital employed for the year ended December 31, 2023	20.5%

	December 31, 2022	December 31, 2021
	(In Thousands, Except Ratio)
Consolidated total assets	$434,366	$398,266
Plus: assets impaired in last twelve months	2,804	581
Less: cash, cash equivalents, and restricted cash	13,592	31,551
Other adjustments	—	(579)
Adjusted assets employed	$423,578	$366,717

TETRA Technologies, Inc. | 86

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

	December 31, 2022	December 31, 2021
	(In Thousands, Except Ratio)
Consolidated current liabilities	124,267	97,142
Less: current liabilities associated with discontinued operations	920	1,385
Adjusted current liabilities	$123,347	$95,757

Net capital employed	300,231	270,960
Average net capital employed	$285,596
Return on net capital employed for the year ended December 31, 2022	13.4%

	December 31, 2021	December 31, 2020
	(In Thousands, Except Ratio)
Consolidated total assets	$398,266	$1,132,839
Plus: assets impaired in last twelve months	581	556
Less: assets associated with discontinued operations	—	710,006
Less: cash, cash equivalents, and restricted cash	31,551	67,317
Other adjustments	(579)	(2,232)
Adjusted assets employed	$366,717	$353,840

Consolidated current liabilities	97,142	798,078
Less: current liabilities associated with discontinued operations	1,385	734,039
Adjusted current liabilities	$95,757	$64,039

Net capital employed	270,960	289,801
Average net capital employed	$280,381
Return on net capital employed for the year ended December 31, 2021	4.4%
TETRA Technologies, Inc. | 87

TETRA

Corporate Headquarters

281.367.1983

www.onetetra.com

TETRA

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Mark E. Baldwin	☐	☐	02 - Thomas R. Bates, Jr.	☐	☐	03 - Christian A. Garcia	☐	☐
04 - John F. Glick	☐	☐	05 - Angela D. John	☐	☐	06 - Brady M. Murphy	☐	☐
07 - Sharon B. McGee	☐	☐	08 - Shawn D. Williams	☐	☐			

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 1 0 4 3 4

03YWXA

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — TETRA Technologies, Inc.

The Annual Meeting of Stockholders of TETRA Technologies, Inc. will be held on Tuesday, May 21, 2024, 11:00 A.M. local time at the TETRA Technologies Corporate Headquarters Building, 24955 Interstate 45 North, The Woodlands, Texas.

The undersigned stockholder hereby constitutes and appoints Brady M. Murphy, Alicia P. Boston, and Kimberly M. O'Brien and each or any of them, lawful attorneys and proxies of the undersigned, each acting alone and with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of TETRA Technologies, Inc. (herein the "Company"), to be held at the TETRA Technologies Corporate Headquarters Building, 24955 Interstate 45 North, The Woodlands, Texas, on Tuesday, May 21, 2024, 11:00 A.M. local time and any adjournment(s) thereof, with all the powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4 AND WILL BE VOTED IN THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. All prior proxies are hereby revoked.

In accordance with the terms of the TETRA Technologies, Inc. 401(k) Retirement Plan (the "401(k) Plan"), the undersigned hereby directs T. Rowe Price, the 401(k) Plan trustee, to vote in person or by proxy at the Annual Meeting of Stockholders of the Company and any adjournment(s) thereof, in accordance with the instructions provided on the reverse side of this card, the shares of common stock allocated to the account as of the record date.

This proxy is solicited on behalf of the Board of Directors of TETRA Technologies, Inc. for the Annual Meeting of Stockholders May 21, 2024.